Exhibit 10.7

COLLABORATION AGREEMENT

by and between

REGENERON IRELAND
and

MITSUBISHI TANABE PHARMA CORPORATION

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY. SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS AND THREE ASTERISKS [***], HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

COLLABORATION AGREEMENT
This Collaboration Agreement (this “Agreement”) effective as of September 29, 2015 (the “Effective Date”), is by and between Regeneron Ireland, a company organized and existing under the laws of Ireland (“Regeneron”), and Mitsubishi Tanabe Pharma Corporation, a company organized and existing under the laws of Japan (“MTPC”). Regeneron and MTPC are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Regeneron is developing a biopharmaceutical product incorporating an anti-NGF antibody known as fasinumab, as further described herein;
WHEREAS, MTPC and its Affiliates possess knowledge and expertise in, and resources for, developing and commercializing biopharmaceutical products in the Territory;
WHEREAS, Regeneron wishes to grant to MTPC, and MTPC wishes to accept, the exclusive right to develop and commercialize such biopharmaceutical product in the Field in the Territory, as more fully described in this Agreement;
WHEREAS, Regeneron wishes to supply, and MTPC wishes to have supplied, such biopharmaceutical product to MTPC for such development and commercialization, as more fully described in this Agreement; and
WHEREAS, Regeneron and MTPC desire to collaborate on such development and commercialization, as more fully described in this Agreement.
NOW, THEREFORE, in consideration of the following mutual covenants contained herein, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS

1.1    Definitions. When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement.
1.1.1    “Accounting Standards” means generally accepted accounting principles applicable to a Party in a particular country (e.g., Japanese Accounting Standards, U.S. Generally Accepted Accounting Principles or IFRS) as consistently applied throughout the applicable periods indicated herein by or on behalf of the relevant Party.
1.1.2    “Adverse Event” means any adverse medical occurrence in a patient or clinical investigation subject to whom a Product is administered and which could but does not necessarily have a causal relationship with the Product, including any unfavorable and unintended sign (including an abnormal laboratory finding, for example),

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

symptom, or disease temporally associated with the administration of the Product, whether or not considered related to or caused by Product administration.
1.1.3    “Affiliate” with respect to a Party means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Party. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract, or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of a legal entity; provided, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests. For avoidance of doubt, as of the Effective Date, Affiliates of Regeneron shall include Regeneron Pharmaceuticals, Inc., a wholly owned parent company of Regeneron.
1.1.4    “Alliance Manager” will have the meaning set forth in Section 3.1.7.
1.1.5    “Alternate Manufacturing” will have the meaning set forth in Section 8.6.
1.1.6    “Antibody(ies)” means a monoclonal antibody (whether fully human, fully mouse, humanized, phage display, chimeric, or any other type of antibody), whether multiple or single chain, recombinant, in vivo, in vitro or naturally occurring or a combination of the foregoing in any species, whole or fragment and any analogs, constructs, conjugates, fusions or chemical or other modifications or attachments thereof, or any derivative, or fragment thereof, and any composition or formulation that incorporates or includes any of the foregoing.
1.1.7    “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, Article 197 of Japan’s Penal Code, the Organization for Economic Co-operation and Development (OECD) Convention on combating bribery of foreign public officials in international business transactions, and any other applicable anti-corruption laws where MTPC operates.
1.1.8    “Anti-NGF Antibody Product” means a product that contains any Antibody that is intended to bind Nerve Growth Factor.
1.1.9    “Applicable Laws” means any federal, state, local, national and/or supra-national laws, statutes, rules and/or regulations, including any rules, regulations, guidance, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and apply to a particular activity hereunder and including laws, regulations and guidelines governing the import, export, development, manufacture,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

marketing, distribution and/or sale of any Product in and outside of the Territory, as applicable to each Party.
1.1.10    “Backup Product(s)” means all [***]. Backup Product includes any of the foregoing [***] in any formulation, including any combination with one or more other active agents.
1.1.11    “Biosimilar Product” means, with respect to a Product in a particular country in the Territory, a product that (a) [***], (b) [***] and (c) [***].
1.1.12    “BLA” means with respect to each Product in a particular country or region in the Territory, an application seeking Marketing Approval from the Regulatory Authority in such country or region, including such an application submitted to the PMDA, to market and sell Product in such particular country or region.
1.1.13     “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in Tokyo, Japan, Dublin, Ireland or New York, New York are required by law to remain closed.
1.1.14    “Calendar Quarter” means (a) the period beginning on the Effective Date and ending on the next to occur of March 31, June 30, September 30 or December 31, and (b) each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.
1.1.15    “Calendar Year” means the period beginning on the Effective Date and ending on the next December 31 to occur, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31.
1.1.16    “Change of Control” shall mean, with respect to MTPC, (a) a merger or consolidation of MTPC with a Competitive Third Party as of the closing, that results in the voting securities of MTPC outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Competitive Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of MTPC, or (c) the sale or other transfer to a Competitive Third Party of all or substantially all of MTPC’s business to which the subject matter of this Agreement relates.
1.1.17    “Clinical Supply Agreement” will have the meaning set forth in Section 8.2.
1.1.18    “Commercial Supply Agreement” will have the meaning set forth in Section 8.3.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.1.19    “Commercialize” or “Commercialization” means any and all activities relating to any registration, importing, distributing, marketing, selling, or other Sales and Marketing Activities for the Product in the Field in the Territory, including packaging, labeling, promotion, advertising, launching, marketing, sales, market research, obtaining pricing approvals, strategy, market access, pre-launch marketing, educational activities, distribution and/or import of the Product in compliance with this Agreement, and conducting medical affairs activities, whether conducted by a Party or for such Party by another; provided, however, that no Manufacturing activities are included in the Commercialization activities of MTPC under this Agreement.
1.1.20    “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as a global biopharmaceutical company similarly situated to such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that such efforts shall be at least substantially equivalent to those efforts and resources commonly used by such Party for a product owned by it, which product is at a similar stage in its development or product life and is of similar market potential (taking into consideration both anticipated total sales and overall profitability without consideration of any of the payments required to be made by such Party to the other Party under this Agreement). Commercially Reasonable Efforts shall be determined on a market-by-market and product-by-product basis in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including without limitation, the efficacy, safety, anticipated or actual labeling, competitiveness of the product or alternative products that are in the marketplace or under development by Third Parties and other technical, scientific, legal, medical, marketing and competitiveness factors. It is anticipated that the level of effort constituting Commercially Reasonable Efforts may change over time.
1.1.21    “Committees” will have the meaning set forth in Section 3.1.1.
1.1.22    “Competitive Third Party” means, as of any date, any Third Party that is [***].
1.1.23    “Compliance Records” will have the meaning set forth in Section 13.3(g).
1.1.24    “Confidential Information” of a Party hereunder means information of a confidential or proprietary nature disclosed by such Party to the other Party hereunder, whether disclosed in oral, written, graphic or electronic form, in connection with this Agreement or the performance of its obligations hereunder, including any such information related to any scientific, clinical, engineering, manufacturing, marketing, financial or personnel matters relating to a Party, or related to a Party’s present or future products, sales, suppliers, customers, employees, investors, business plans, Know-How, regulatory filings, data, compounds, research projects, work in progress, future developments or business, in all such cases whether disclosed in oral, written, graphic or electronic form, and whether or not specifically marked as confidential or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

proprietary, where under the circumstances in which such disclosure was made or the nature of information disclosed, such information would be reasonably expected to be confidential by the receiving party; provided, however, that in any event, Confidential Information excludes any information that (i) is known by recipient at the time of its receipt, and not through a prior disclosure by or on behalf of the disclosing Party, as documented by contemporaneous business records; (ii) is or becomes properly in the public domain through no fault of the recipient; (iii) is subsequently disclosed to the recipient, without obligations of non-disclosure or non-use, by a Third Party who may lawfully do so and is not directly or indirectly under an obligation of confidentiality to the disclosing Party, as documented by written business records in existence prior to the receipt of such information from the disclosing Party; or (iv) is developed by the recipient independently of, and without reference to or use of, the information received from the disclosing Party.
1.1.25    “Control” means with respect to any patent, patent application, trade secret, know-how, information, data or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right or access to or under, such patent, patent application, trade secret, know-how, information, data or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party at the time when such license, sublicense or other right or access is first granted hereunder.
1.1.26    “Cost” means both internal and external costs and expenses (including the cost of allocated FTEs at the FTE Rate.)
1.1.27    “Country Net Sales Percentage” will have the meaning set forth in Section 7.2.2.
1.1.28    “CPI” means the Consumer Price Index – All Urban Consumers for the applicable area in which the personnel are located (for example, CPI-U for New York-Northern New Jersey) published by the United States Department of Labor, Bureau of Statistics (or its successor equivalent index), or an equivalent index in a foreign country applicable to FTEs in such country, accounting if possible for the area in such country where the personnel are located.
1.1.29    “CPI Adjustment” means the percentage increase or decrease, if any, in the CPI applicable to applicable personnel for the twelve (12) months ending June 30 of the Calendar Year prior to the Calendar Year for which the adjustment is being made.
1.1.30    “Develop” or “Development” means activities directly and specifically relating to (a) clinical development, including, without limitation data collection and management, clinical studies (including research to design clinical studies), project management and drug safety surveillance activities related to clinical studies; (b) regulatory activities, including without limitation the preparation, submission and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

maintenance of Regulatory Filings and Regulatory Approvals (including post-marketing clinical trials imposed by Applicable Law or as required by a Regulatory Authority) and seeking, obtaining and/or maintaining any Marketing Approval; and (c) any other development activities, including, without limitation, activities to support new indications in the Field either before or after the First Commercial Sale; in each case of (a), (b) and (c), solely for the Product in the Field in the Territory; provided, however, that no Manufacturing activities are included in the Development activities of MTPC under this Agreement. Regulatory Activities are included within Development activities.
1.1.31    “Development Expenses Reimbursement” will have the meaning set forth in Section 7.1.3.
1.1.32    “Development Milestone Payment” will have the meaning set forth in Section 7.1.4.
1.1.33    “Distribution Rights Payment” will have the meaning set forth in Section 7.1.2.
1.1.34    “Embargoed Countries” will have the meaning set forth in Section 13.4(b).
1.1.35    “Executive Officers” will have the meaning set forth in Section 3.6.2.
1.1.36    “Export Control Laws” will have the meaning set forth in Section 13.4(a).
1.1.37    “FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.1.38    “Field” means all human use.
1.1.39    “Financing Sources” will have the meaning set forth in Section 11.1.3.
1.1.40    “First Commercial Sale” means, with respect to a country in the Territory, the first commercial sale of a Product to a Third Party (or an Affiliate, if an end user of the Product) for use, consumption or resale in that country after obtaining Marketing Approval in that country.
1.1.41    “FTE” means a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party and assigned to perform specified work, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [***] hours per year.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.1.42    “FTE Rate” means [***] ($[***]), for the calendar years ending December 31, 2015 and December 31, 2016, such amount to be adjusted (effective as of January 1 of each subsequent Calendar Year, but such adjustment determined no later than the preceding June 30) with respect to the FTEs in a particular location, by the applicable CPI Adjustment.
1.1.43    “Fully-Burdened Manufacturing Cost” means the calculation of the fully burdened manufacturing cost of Products, Materials, placebo, comparator products and any device supplied by Regeneron to MTPC, its Affiliates or MTPC Distributors (or their designees) for use with the foregoing, as provided in Section 7.2.5, which equals [***].
[***]
1.1.44     “Global Commercialization Plan” means Regeneron’s worldwide plan for the commercialization of the Products.
1.1.45    “Global Development Plan” means Regeneron’s worldwide plan for the development of the Products.
1.1.46    “GMP” means the then-current good manufacturing practices required by the FDA and as set forth in the laws and regulations in the United States with respect thereto, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Laws and requirements of Regulatory Authorities applicable to the manufacture and testing of pharmaceutical materials in jurisdictions within the Territory, as they may be updated from time to time, including applicable rules and guidelines promulgated under the International Conference on Harmonization.
1.1.47    “Governance Disputes” will have the meaning set forth in Section 3.6.
1.1.48    “Government Official” will have the meaning set forth in Section 13.3(c).
1.1.49    “Governmental Authority” shall mean any court, agency, authority, department, regulatory body, or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city, or other political subdivision of any such government or any supranational organization of which any such country is a member.
1.1.50    “Indemnifying Party” will have the meaning set forth in Section 14.3.
1.1.51    “Indemnitee” will have the meaning set forth in Section 14.3.
1.1.52    “Indirect Taxes” will have the meaning set forth in Section 7.9.2

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.1.53    “Initial Purchase Price” will have the meaning set forth in Section 7.2.1(a).
1.1.54    “Interested Persons” will have the meaning set forth in Section 13.3(d).
1.1.55    “Invention” means any Regeneron Invention, MTPC Invention or Joint Invention.
1.1.56    “Inventory Report” will have the meaning set forth in Section 7.2.1(c).
1.1.57    “Joint Commercialization Committee” or “JCC” will have the meaning set forth in Section 3.1.1.
1.1.58    “Joint Development Committee” or “JDC” will have the meaning set forth in Section 3.1.1.
1.1.59    “Joint Development Study” will have the meaning set forth in Section 4.3.1.
1.1.60    “Joint Invention” means any invention or discovery that is conceived, made, generated or reduced to practice during the Term in the performance of activities undertaken pursuant to this Agreement by employees, agents, or independent contractors of both (a) MTPC or its Affiliates or MTPC Distributors or MTPC Contractors and (b) Regeneron or its Affiliates.
1.1.61    “Joint Manufacturing Committee” or “JMC” will have the meaning set forth in Section 3.1.1.
1.1.62    “Joint Steering Committee” or “JSC” will have the meaning set forth in Section 3.1.1.
1.1.63    “Key Regulatory Filings” means (a) Investigational New Drug Applications (or similar filings in the Territory); (b) BLAs; (c) briefing books; and (d) any other material Regulatory Filing designated a Key Regulatory Filing by Regeneron.
1.1.64    “Know-How” means any and all proprietary, non-public information and data that is Controlled by Regeneron and that Regeneron in its reasonable discretion deems to be necessary for MTPC to Develop or Commercialize Products in the Field in the Territory and in accordance with this Agreement.
1.1.65    “Legal Dispute” will have the meaning set forth in Section 16.1.2(a).
1.1.66    “Losses” will have the meaning set forth in Section 14.1.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.1.67    “Manufacture” or “Manufacturing” means activities directed to producing, manufacturing, processing and filling and finishing a product, including, without limitation, Product, placebo or a comparator agent, as the case may be.
1.1.68    “Manufacturing Process Improvements” will have the meaning set forth in Section 8.6.
1.1.69    “Marketing Approval” means, with respect to a Product, all Regulatory Approvals (including any applicable pricing approvals and reimbursement approvals) required by Applicable Laws to market and sell such Product for use within the Field in a country or region in the Territory.
1.1.70    “Materials” means any and all materials necessary, or, in Regeneron’s reasonable judgment, useful, for MTPC to test or validate the Product in connection with MTPC’s Development or Commercialization of the Product, supplied by Regeneron as set forth in Section 2.9.1.
1.1.71    [***]
1.1.72    “MTPC Clinical Data” will have the meaning set forth in Section 4.5.1.
1.1.73    “MTPC Contractor” means any Third Party that (i) MTPC or its Affiliates engages to perform any of MTPC’s designated activities under this Agreement other than (a) to sell the Product or (b) to Develop and/or Commercialize the Product under the rights granted by Regeneron to MTPC hereunder and (ii) is either listed on the Approved MTPC Distributor/Contractor Appendix or otherwise approved by Regeneron in accordance with Section 2.6. Although the Parties do not currently anticipate that MTPC will grant any MTPC Distributor or MTPC Contractor the right to itself engage Third Parties to perform the functions of a MTPC Contractor as set forth in this definition, if a MTPC Distributor or MTPC Contractor does so, such Third Party shall be considered a MTPC Contractor for purposes of this Agreement.
1.1.74    “MTPC Cost Share” will have the meaning set forth in Section 4.3.1.
1.1.75    “MTPC Cost Share True Up Payment” will have the meaning set forth in Section 4.3.2.
1.1.76    [***]
1.1.77    “MTPC Distributor” means any Third Party that (i) MTPC or its Affiliates (a) engages to sell the Product or (b) grants any rights to Develop and/or Commercialize the Product under the rights granted by Regeneron to MTPC hereunder and (ii) is either listed on the Approved MTPC Distributor/Contractor Appendix or otherwise approved by Regeneron in accordance with Section 2.6. Although the Parties

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

do not currently anticipate that MTPC will grant any MTPC Distributor the right to itself engage Third Parties to perform the functions of a MTPC Distributor as set forth in this definition, if a MTPC Distributor does so, such Third Party shall be considered a MTPC Distributor for purposes of this Agreement. For the avoidance of doubt, a wholesale distributor, other distributor, pharmacy or end user who purchases Product from MTPC, its Affiliate or MTPC Distributor, in a bona fide, arm’s length sale, shall not by virtue of such purchase be deemed a MTPC Distributor without otherwise meeting the definition of MTPC Distributor.
1.1.78    “MTPC Indemnitees” will have the meaning set forth in Section 14.2.
1.1.79    “MTPC Invention” means any invention or discovery that is conceived, made, generated or reduced to practice during the Term in the performance of activities undertaken pursuant to this Agreement by employees, agents, or independent contractors of MTPC or its Affiliates or MTPC Distributors or MTPC Contractors and is not a Joint Invention.
1.1.80    “MTPC Product Trademark” will have the meaning set forth in Section 10.8.4.
1.1.81    “MTPC Regulatory Data” means all data associated with all Regulatory Filings made by or on behalf of MTPC or its Affiliates or MTPC Distributors or MTPC Contractors with respect to Products and all data generated by or on behalf of MTPC or its Affiliates or MTPC Distributors or MTPC Contractors in the performance of Regulatory Activities.
1.1.82    “MTPC Trademark” means any trademark or trade name, and registrations and applications therefor, Controlled by MTPC in the Territory and covering MTPC’s (or its Affiliate’s) corporate name or company logo.
1.1.83    “Net Sales” means with respect to the Product, the gross amounts invoiced by MTPC or its Affiliates or MTPC Distributors to any Third Party for bona fide, arm’s length sales of the Products in the Territory, less the following items, provided that they are bona fide and determined in the ordinary course of business in accordance with Accounting Standards, consistently applied:
(a)    credits, refunds or allowances actually issued or granted to Third Party customers for spoiled, damaged, rejected, recalled, outdated and reasonably returned Product;
(b)    normal and customary trade, cash and/or quantity discounts allowed and taken with respect to the Product sales;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(c)    compulsory payments and rebates directly related to the sale of the Products, accrued, paid or deducted pursuant to agreements (including, but not limited to, managed care agreements) or government regulations;
(d)    transportation charges, freight, postage and insurance (but only insurance related to protecting the particular shipment against physical loss or damage) if shown separately in the invoice; and
(e)    sales, use or excise Taxes and import/export duties or tariffs and similar governmental charges actually due or incurred in connection with the sales of the Product (but excluding Taxes on income), if shown separately in the invoice.
Any of the items set forth in subsections (a)-(e) above that would otherwise be deducted from the invoice price in the calculation of Net Sales, but which are separately charged to and paid by Third Parties, shall not be deducted from the invoice price in the calculation of Net Sales.
Components of, and the timing of revenue recognition of, Net Sales shall be determined in the ordinary course of business in accordance with Accounting Standards, consistently applied. For purposes of determining when a sale of the Product occurs for purposes of calculating Net Sales, the sale will be deemed to occur when MTPC records such sale consistent with Accounting Standards. No deductions shall be made for commissions paid to individuals or agents, nor shall any deductions be permitted for the cost of collections. For purposes of determining Net Sales, a “sale” shall not include transfers or dispositions, at no cost, of the Products for charitable, pre-clinical, clinical or regulatory purposes or for promotional samples or free goods. Amounts invoiced by MTPC or its Affiliates or MTPC Distributors for the sale of the Products to or among such Affiliates or MTPC Distributors for resale shall not be included in the computation of Net Sales hereunder.
In the event that MTPC or its Affiliate or a MTPC Distributor sells a Product to any Third Party (a) in a bona fide arm’s length transaction, for material consideration, in whole or in part, other than cash (but excluding, for the avoidance of doubt, consideration in the form of non-financial legal terms and conditions incident to sale) or (b) in a transaction other than a bona fide arm’s length transaction, the Net Sales price for the Product shall be deemed to be the average standard invoice price then being invoiced by MTPC in an arm’s length transaction with similar customers in the same country within the Territory during the applicable Calendar Quarter.
1.1.84    “Notice” will have the meaning set forth in Section 17.5.
1.1.85    “Ongoing Phase 1 Trial” means Regeneron’s Clinical Trial known as R475-PN-1516 “A Randomized, Double-Blind, Placebo-Controlled, Single-Dose Study to Investigate the Safety, Tolerability and Pharmacokinetics of Fasinumab in Healthy Japanese and Caucasian Subjects.”

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.1.86    “Patents” means any and all patents and patent applications, including any additions, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, registrations, patent term extensions, supplementary protection certificates and renewals of any of the above, that are Controlled by Regeneron during the Term and cover or claim the Product in the Field in the Territory.
1.1.87    “Payee Party” will have the meaning set forth in Section 7.9.1.
1.1.88    “Paying Party” will have the meaning set forth in Section 7.9.1.
1.1.89    “Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization.
1.1.90    “Phase 3 Clinical Trial” means a registration or pivotal clinical trial performed in subjects with a particular disease or condition which is designed in a randomized, controlled fashion to establish the efficacy and safety of a Product given its intended use and to define warnings, precautions and adverse events that are associated with Product in the dosage range intended to be prescribed. For clarity, a Phase 3 Clinical Trial shall not include the long-term treatment or safety study primarily designed to fulfill the FDA’s safety data requirement.
1.1.91    “Phase 2b/3 Clinical Trial” means a registration or pivotal clinical trial performed in subjects with a particular disease or condition which is designed in a randomized, controlled fashion to establish the dose, efficacy and safety of a product given its intended use and to define warnings, precautions and adverse events that are associated with product in the dosage range intended to be prescribed. This study may be conducted in lieu of conducting separate Phase 2 and 3 studies and may be bridged to larger studies, whether or not such trial is referred to as a “phase 2b clinical trial”, “phase 2b/3 clinical trial” or “phase 3 clinical trial” in Regulatory Filings or other submissions, notifications, communications, correspondence, registrations or filings made to, received from or otherwise conducted with a Regulatory Authority.
1.1.92     “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency.
1.1.93    “Post-Marketing Surveillance” means post-marketing surveillance required by a Regulatory Authority in Japan to ensure the efficacy and safety of Products after Marketing Approval of such Products and to establish proper methods of use of Product, consisting of three systems: the adverse drug reactions and infections collection and reporting system, the reexamination system, and the reevaluation system in Japan.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.1.94    “Product” means (a) the Anti-NGF Antibody Product known as of the Effective Date as fasinumab or REGN475, or (b) any Backup Product included as a Product after the Effective Date pursuant to Section 2.3.
1.1.95    “Product Trademark” means a Regeneron Product Trademark or MTPC Product Trademark, as context requires.
1.1.96     “Publication” will have the meaning set forth in Section 11.3.1.
1.1.97    “Purchase Price” will have the meaning set forth in Section 7.2.1.
1.1.98    “Purchase Price Adjustment A” will have the meaning set forth in in Section 7.2.1(b).
1.1.99    “Purchase Price Adjustment B” will have the meaning set forth in Section 7.2.1(c).
1.1.100    “Purchase Price Adjustments” will have the meaning set forth in Section 7.2.1(c).
1.1.101    “Purchase Price Adjustment Report” will have the meaning set forth in Section 7.2.1(c).
1.1.102    “Purchase Price Tier Net Sales” will have the meaning set forth in Section 7.2.2.
1.1.103    “Quality Agreement” will have the meaning set forth in Section 8.5.
1.1.104    “Regeneron Clinical Data” will have the meaning set forth in Section 4.5.2.
1.1.105    “Regeneron Indemnitees” will have the meaning set forth in Section 14.1.
1.1.106    “Regeneron Invention” means any invention or discovery that is conceived, made, generated or reduced to practice during the Term in the performance of activities undertaken pursuant to this Agreement by employees, agents, or independent contractors of Regeneron or its Affiliates and is not a Joint Invention.
1.1.107    “Regeneron Product Trademark” will have the meaning set forth in Section 10.8.3.
1.1.108    “Regeneron Regulatory Data” means all data associated with regulatory filings made by or on behalf of Regeneron or its Affiliates with respect to Products and all data generated by or on behalf of Regeneron or its Affiliates in the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

performance of non-clinical and clinical development activities or regulatory activities with respect to the Products or other activities pursuant to this Agreement.
1.1.109    “Regeneron Trademark” means any trademark or trade name, including registrations and applications therefor, that is Controlled by Regeneron and that covers the corporate name and/or company logo of Regeneron or one of its Affiliates.
1.1.110    “Regulatory Activities” will have the meaning set forth in Section 5.1.1.
1.1.111    “Regulatory Approvals” means, with respect to any country or region in the Territory, any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the use, storage, Development or Commercialization (but not manufacture) of a Product in such country or region.
1.1.112    “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacture, Development, Commercialization, reimbursement and/or pricing of Product in the Territory. “Regulatory Authority” includes the PMDA in Japan or the applicable governmental regulatory authority for any other country in the Territory, or any successor agency of the foregoing having regulatory jurisdiction over the manufacture, distribution and sale of drugs in any country or region in the Territory.
1.1.113    “Regulatory Filings” means any document (including any electronic document) that may be required for any Regulatory Approval or otherwise filed or submitted to a Regulatory Authority in the Territory in an effort to comply with Applicable Laws with respect to the Development or Commercialization of Products in the Territory.
1.1.114    “Representatives” means, with respect to a Party and its Affiliates, such Party’s and its Affiliates’ respective officers, directors, employees, agents and other representatives, and with respect to a MTPC Distributor or MTPC Contractor and its respective affiliates, such Person’s and its affiliates’ respective officers, directors, employees, agents and other representatives.
1.1.115    “Safety Agreement” will have the meaning set forth in Section 5.4.
1.1.116    “Sales and Marketing Activities” will have the meaning set forth in Section 6.4.
1.1.117    “SDNs” will have the meaning set forth in Section 13.4(b).
1.1.118     “Tax” or “Taxes” means (i) any taxes, including income, profits, gross receipts, net proceeds, sales, alternative or add on minimum, ad valorem,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

turnover, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other tax charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (ii) any liability of for the payment of any amounts of the type described in clause (i) as a result of the operation of law or any express obligation to indemnify any other person.
1.1.119    “Term” will have the meaning set forth in Section 15.1.
1.1.120    “Territory” means Japan, South Korea, Taiwan, Indonesia, Thailand, Philippines, Malaysia, Singapore, Vietnam, Myanmar and Sri Lanka.
1.1.121    “Territory Benefited Activities” means activities performed by Regeneron with respect to the Product outside of the Territory (other than Joint Development Studies or Regeneron’s global development or commercialization of the Product as reflected in the Global Development Plan or Global Commercialization Plan). Such activities may include global branding, advisory boards and publications.
1.1.122    “Territory Commercialization Plan” means, with respect to a Product, the three (3) year rolling plan developed by the JCC and approved by the JSC for the Commercialization of such Product in the Territory, which shall include the following:
(a)    the overall strategy for Commercializing such Product in the Territory, including target product profiles, branding, positioning, promotional materials, promotional activities, detailing strategies and core messages for such Product;
(b)    all marketing related activities to support the Commercialization of such Product including advertising, market research, public relations, patient advocacy, KOL outreach and any other marketing programs for such Product in the Territory;
(c)    the field force size and the number and position of details required to meet market and sales forecasts;
(d)    anticipated launch dates for such Product for countries in the Territory;
(e)    supply forecasts, in compliance with the Commercial Supply Agreement, for commercial supply of Products for the Territory;
(f)    market and sales forecasts for Products for the Territory; and
(g)    any medical affairs activities.
1.1.123    “Territory Cooperation Activities” means activities performed by or on behalf of Regeneron (whether required hereunder or otherwise agreed

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

to be performed by Regeneron) to cooperate with MTPC and/or assist MTPC for its Development (including obtaining Regulatory Approvals) and/or Commercialization of the Product in the Field in the Territory (e.g. regulatory inspections, preparation of regulatory submissions, etc.).
1.1.124    “Territory Development Plan” means, with respect to a Product, the three (3) year rolling plan developed by the JDC and approved by the JSC for the Development of Product in the Territory, which shall include the following:
(a)    the overall strategies and timelines for Developing and obtaining Regulatory Approvals, including Marketing Approvals, for such Product in the Territory;
(b)    the protocol synopses for clinical trials of such Product;
(c)    the allocation of the Development activities and responsibilities between MTPC, its Affiliates and/or Third Party service providers; and
(d)    a forecast for clinical supply of the Product, in compliance with the Clinical Supply Agreement.
A summary of MTPC’s initial proposed Territory Development Plan is attached to this Agreement as the Summary of Initial Territory Development Plan Appendix.
1.1.125    “Territory Product Changes” means changes to the dose, formulation, delivery, Manufacturing or other changes to the form or Manufacturing of the Product in the Territory compared to the dose, formulation, delivery, form or Manufacturing of the Product that is being developed or commercialized by Regeneron outside the Territory, whether such changes are requested by MTPC or requested or required by a Regulatory Authority.
1.1.126    “Territory Required Activities” means activities requested or required by any Regulatory Authority in connection with MTPC’s Development or Commercialization of the Product in the Territory that are not within MTPC’s rights under this Agreement, including pre-clinical research or any change to manufacturing processes for the Product.
1.1.127    “Third Party” means a Person other than MTPC, Regeneron or their respective Affiliates.
1.1.128    “Third Party Fill/Finish Provider” means any Third Party engaged by Regeneron to perform filling, finishing, packaging and/or labeling of the Product for the Territory.
1.1.129    “Trademark” means all registered and unregistered trademarks (including all common law rights thereto), service marks, trade names, brand names, logos, taglines, slogans, certification marks, internet domain names, trade dress, corporate names, business names and other indicia of origin, together with the goodwill

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

associated with any of the foregoing and all applications, registrations, extensions and renewals thereof throughout the world, and all rights therein provided by international treaties and conventions, in each case, that are Controlled by the applicable Party during the Term.
1.1.130    “Trademark License” will have the meaning set forth in Section 10.8.3.
1.1.131     “Upfront Payment” will have the meaning set forth in Section 7.1.1.
1.1.132    “Working Group” will have the meaning set forth in Section 3.1.1.
ARTICLE II
EXCLUSIVE DEVELOPMENT AND COMMERCIALIZATION COLLABORATION
2.1    MTPC as Exclusive Development and Commercialization Collaborator. Subject to the terms and conditions of this Agreement (including without limitation Section 2.10), Regeneron hereby grants to MTPC during the Term the exclusive right to Develop and Commercialize Products in the Field in the Territory. Pursuant to such grant, subject to the terms and conditions of this Agreement, MTPC shall have the exclusive right during the Term to invoice and book all Product sales in the Field in the Territory and may exercise such right through its Affiliates and MTPC Distributors (subject to Section 2.6) at all times in compliance with the terms of this Agreement. For clarity, as between the Parties, Regeneron and its Affiliates shall retain exclusively all rights to Products, as described in detail in Section 2.10, other than the rights granted to MTPC in the Territory in the foregoing appointment or otherwise in this Agreement.
2.2    Supply of Product for Development and Commercialization. Regeneron shall supply (or have supplied) to MTPC (or at MTPC’s request, any of MTPC’s Affiliates and MTPC Distributors), and MTPC (or any such Affiliate or MTPC Distributor) shall purchase exclusively from Regeneron, Products for Development and Commercialization, subject to and under the provisions of this Agreement and, as applicable, the Clinical Supply Agreement and the Commercial Supply Agreement, including the forecasting and ordering mechanisms of such agreements.
2.3    Backup Products and Additional Anti-NGF Antibody Products. If Regeneron wishes to develop and commercialize a Backup Product inside or outside the Territory, it will notify MTPC. During the Term, Regeneron shall not develop and commercialize the Backup Product in the Territory without MTPC’s prior written consent. If both Parties agree to Develop and Commercialize such Backup Product in the Territory, then such Backup Product shall be included in this Agreement as a “Product”.
2.4    Negative Covenants.
2.4.1    Exclusivity.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(a)    During the Term, except for the development of Products in the Field in the Territory as expressly contemplated in this Agreement, Regeneron will not, and shall ensure that its Affiliates and licensees of any Anti-NGF Antibody Product outside the Territory do not, develop, have developed, commercialize or have commercialized, or grant rights to a Third Party to develop, have developed, commercialize or have commercialized, any Anti-NGF Antibody Products, including any Backup Products (except under the circumstances described in Section 2.3), in the Field in the Territory.
(b)    During the Term, except for the Development and Commercialization of Products in the Field in the Territory, as expressly contemplated in this Agreement, and solely using Product purchased from Regeneron pursuant to the Clinical Supply Agreement or Commercial Supply Agreement, MTPC will not, and shall ensure that its Affiliates and MTPC Distributors do not, manufacture, have manufactured, develop, have developed, commercialize or have commercialized any Anti-NGF Antibody Products in the Field in the Territory.
2.4.2    Purchasing Product. MTPC hereby covenants and agrees that during the Term it shall not, and it shall ensure that its Affiliates and MTPC Distributors do not, purchase, obtain or receive any Products or components thereof from any Third Party.
2.4.3    Product Changes. MTPC is not authorized to alter the Product without Regeneron’s prior written consent. In the event that MTPC wishes to make any changes to the Product, the Parties shall discuss and resolve such matters in the JSC in accordance with Article III.
2.4.4    Regeneron Sales. During the Term, Regeneron will not, and shall ensure that its Affiliates and licensees do not, (a) provide any Product to any Third Party (except as instructed by MTPC) if Regeneron or its Affiliate, as applicable, has actual knowledge or reasonably believes that such Third Party, either directly or indirectly, is selling, or intends to sell such Product in the Territory; or (b) Develop or Commercialize any Product (except in accordance with this Agreement) in a manner intentionally directed for use of such Product in the Territory.
2.4.5    MTPC Sales. MTPC agrees it will Commercialize the Products solely within the Territory for use in the Field pursuant to the authority and rights granted to MTPC under this Agreement. During the Term, MTPC will not, and shall ensure that its Affiliates and MTPC Distributors do not, (a) provide any Product to any Third Party if MTPC or its Affiliate or MTPC Distributor, as applicable, has actual knowledge or reasonably believes that such Third Party, either directly or indirectly, is selling, or intends to sell such Product outside the Territory; or (b) Commercialize any Product in a manner intentionally directed for use of such Product outside the Field or outside the Territory.
2.4.6    Regeneron Intellectual Property Rights. The Parties acknowledge that [***].
2.5    Diligence Obligations. MTPC will use Commercially Reasonable Efforts to Develop and Commercialize the Product in the Territory in accordance with the terms of this

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Agreement, the Territory Development Plan and the Territory Commercialization Plan, except to the extent and for so long as MTPC is reasonably unable to comply with any such plans due to (a) a delay in Regeneron’s provision of clinical data arising from Regeneron’s development of the Product outside of the Territory or (b) the requirements of the Regulatory Authorities in the Territory.
2.6    MTPC Distributors and MTPC Contractors. MTPC shall be responsible and liable under this Agreement for the acts and omissions of its MTPC Distributors and MTPC Contractors and its and their Representatives and compliance by MTPC Distributors and MTPC Contractors and such Representatives with the terms and conditions of this Agreement, to the same extent as MTPC would be responsible and liable hereunder if it performed the activities of MTPC Distributors, MTPC Contractors and/or Representatives itself. MTPC shall not (and shall ensure its Affiliates, MTPC Contractors and/or MTPC Distributors do not) engage or permit any Third Party to (a) distribute, sell or otherwise handle the Product in the Territory, (b) interact with any Government Official in connection with the activities contemplated under this Agreement or (c) perform a material portion of MTPC’s Development or Commercialization of the Product in the Territory, in each case, other than MTPC Distributors or MTPC Contractors that possess the applicable rights under this Agreement to perform the activities in subsections (a), (b) and/or (c) and are listed on the Approved MTPC Distributor/Contractor Appendix or otherwise pre-approved in writing by Regeneron, which approval Regeneron will not unreasonably withhold, delay or condition. Notwithstanding the foregoing, Regeneron shall have the right to revoke its approval, including for a MTPC Distributor or MTPC Contractor listed on the Approved MTPC Distributor/Contractor Appendix, (i) within [***] from the Effective Date, in Regeneron’s reasonable discretion or (ii) at any time, for any MTPC Distributor and/or MTPC Contractor that Regeneron has reason to believe (and has provided supporting evidence to MTPC) is conducting activities that materially violate MTPC’s obligations under this Agreement. After such revocation, MTPC shall not be permitted to use such MTPC Distributor or MTPC Contractor in connection with Development or Commercialization of Product in the Territory, except if re-approved by Regeneron in writing.
2.7    Know-How Disclosure. At MTPC’s reasonable request, Regeneron shall disclose the Know-How to MTPC. MTPC will use the Know-How only in connection with its activities under this Agreement, will not provide the Know-How to or for the benefit of any Third Party without the prior written consent of Regeneron and will use reasonable precautions to ensure the Know-How is secured and is shared only with those Persons who reasonably have a need to know such Know-How to assist MTPC in the exercise of its rights under this Agreement. For clarity, the Know-How and any tangible embodiments thereof are Confidential Information of Regeneron under this Agreement and subject to all provisions of Article XI. Any sharing of Know-How by MTPC shall be under confidentiality restrictions at least as stringent as those provided for in Article XI.
2.8    Regeneron Activities. Subject to MTPC’s payment obligations under Article VII, Regeneron shall use Commercially Reasonable Efforts to perform or have performed (a) Territory Required Activities and Territory Cooperation Activities (b) Territory Product Changes approved by the JSC and (c) any Territory Product Change which is a change in dose of the Product required or requested by Regulatory Authority. Alternatively, Regeneron may elect for MTPC to perform Territory Required Activities, subject to Section 4.2.1 and other applicable provisions of this Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

2.9    Materials, Placebo and Comparator Product Transfer.
2.9.1    At MTPC’s reasonable request, Regeneron shall provide MTPC with any Materials and related information, as and to the extent (a) required by any Regulatory Authority or (b) otherwise mutually agreed by the Parties. MTPC shall pay Regeneron the [***] for such Materials and Regeneron shall supply such Materials pursuant to the Clinical Supply Agreement. Except as otherwise provided for under this Agreement or in a separate written agreement between the Parties, all Materials delivered to MTPC will remain the sole property of Regeneron.
2.9.2    MTPC shall and shall ensure that its Affiliates: (a) only use the Materials in furtherance of the testing and validation of Product supplied by Regeneron pursuant to the Clinical Supply Agreement or Commercial Supply Agreement, or otherwise for activities contemplated by this Agreement and in compliance with this Agreement, (b) only use Materials in compliance with Regeneron’s protocols and instructions provided to MTPC, (c) not administer the Materials to any human, (d) not use or deliver any Materials to or for the benefit of any Third Party without the prior written consent of Regeneron and (e) use the Materials in compliance with all Applicable Laws. MTPC shall use the Materials provided under this Agreement with prudence and appropriate caution because not all of their characteristics may be known. Except as otherwise expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.
2.9.3    Regeneron shall supply or have supplied to MTPC supplies of Product, placebo and comparator drugs for use in clinical trials in accordance with any Territory Development Plan, all pursuant to the Clinical Supply Agreement. MTPC will pay for such clinical materials [***], as provided in the Clinical Supply Agreement. The representations and other undertakings related to such clinical materials shall be as set forth in the Clinical Supply Agreement, and not in this Section 2.9.3.
2.10    Reservation of Rights. Except for the rights specifically granted in this Agreement, Regeneron reserves all rights in and does not grant to MTPC any licenses to any intellectual property, data, information, and regulatory filings and approvals owned, controlled or held by Regeneron. Except for the rights specifically granted in this Agreement, MTPC reserves all rights in and does not grant to Regeneron any licenses to any intellectual property, data, information, and regulatory filings and approvals owned, controlled or held by MTPC. For clarity, Regeneron retains the right to Manufacture or have Manufactured in the Territory, including without limitation Manufacturing rights with respect to the Product, placebo, comparator agent, other Anti-NGF Antibodies, or other products or technologies, and Regeneron retains the right to conduct or have conducted research, development and regulatory activities in the Territory relating to such Manufacture; provided, that Regeneron shall comply with Sections 2.3 and 2.4.1(a).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ARTICLE III
MANAGEMENT
3.1    Management.
3.1.1    Committee Establishment. The Parties agree to establish, for the purposes specified herein, a Joint Steering Committee (the “JSC”), a Joint Development Committee (the “JDC”), a Joint Commercialization Committee (the “JCC”), a Joint Manufacturing Committee (the “JMC”) and such other committees or sub-committees as the Parties deem appropriate (collectively, with the JSC, JDC, JCC and JMC, “Committees”). The roles and responsibilities of the Committees are set forth in this Agreement and may be further designated by the Parties in writing. From time to time, the Committees may establish working groups (each, a “Working Group”) to oversee particular projects or activities.
3.1.2    Decision-making. The Committees shall operate by consensus. The representatives of each Party shall have collectively one (1) vote on behalf of such Party; provided that no such vote taken at a meeting shall be valid unless a representative of each Party is present and participating in the vote. Notwithstanding the foregoing, each Party, in its sole discretion, by written notice to the other Party, may choose not to have representatives on a Committee and leave decisions of such Committee(s) to representatives of the other Party.
3.1.3    Membership. Each of the Committees shall be composed of an equal number of representatives appointed by each of Regeneron and MTPC, each of whom must be a senior executive, director or general manager, as applicable, from such Party. Each Party may replace its Committee members upon written notice (which may be via email) to the other Party. Each Committee will have two (2) co-chairpersons, one designated by each of Regeneron and MTPC. Each co-chairperson shall be entitled to call meetings. The co-chairpersons shall coordinate activities to prepare and circulate an agenda in advance of the meeting and prepare and issue final minutes within thirty (30) days thereafter.
3.1.4    Meetings. Each Committee shall hold meetings at such times as the Parties shall jointly determine, but, except upon mutual agreement, in no event less frequently than (a) twice per year for the JSC, (b) once every Quarter for the JDC, (c) once every Quarter for the JCC, commencing, for the JCC, at the time mutually agreed by the Parties, and (d) once every Quarter for the JMC. If possible, the meetings shall be held in person at least once per year (to the extent practicable, alternating the site for such meetings between the Parties or their Affiliates) or when agreed by the Parties, by video or telephone conference. Other representatives of each Party or of Third Parties involved in the Development, manufacture or Commercialization of any Product (under obligations of confidentiality) may be invited by the Committee co-chairs to attend meetings of the Committees as nonvoting participants. Each Party shall be responsible for all of its own expenses of participating in the Committees. Either Party’s representatives on a Committee may call a special meeting of the applicable Committee upon at least five (5) Business Days (but excluding any scheduled corporate holidays at either Party’s head office) prior written notice (which may be via email), except that emergency meetings may be called with at least two (2) Business Days (excluding any scheduled corporate holidays at either Party’s head office) prior written notice (which may be via email).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

3.1.5    Limited Powers. None of the Committees or the Executive Officers shall have the power to amend any of the terms or conditions of this Agreement, to determine a Party’s compliance with such terms or conditions or to waive compliance with this Agreement, other than by mutual agreement of the Parties.
3.1.6    Standard of Performance. The Committees shall exercise their decision-making authority hereunder in good faith and in a commercially reasonable manner for the purpose of optimizing the commercial potential of and financial returns from the Product in the Field in the Territory consistent with Commercially Reasonable Efforts and without regard to any other pharmaceutical product being developed or commercialized in the Field in the Territory by or through a Party or any of its Affiliates.
3.1.7    Alliance Manager. Each Party shall appoint a senior representative who possesses a general understanding of clinical, regulatory, manufacturing and commercialization issues (“Alliance Manager”) to facilitate ongoing communications and exchange of information between the Parties and to act as a liaison between the Parties. Each Party may replace its Alliance Manager at any time upon notice to the other Party.
3.2    Joint Steering Committee.
3.2.1    Composition and Purpose. The JSC shall have overall responsibility for the oversight and coordination of the Parties’ activities related to Development and Commercialization of the Product in the Field in the Territory under this Agreement. The JSC shall be composed of at least three (3) senior executives, directors or general managers of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
3.2.2    Specific Responsibilities. The JSC shall in particular:
(a)    annually review and approve the Territory Development Plan and the Territory Commercialization Plan;
(b)    at least semi-annually review the efforts and progress of MTPC under the Territory Development Plan and Territory Commercialization Plan;
(c)    review and approve the Development of the Product in the Field in the Territory in any new indications;
(d)    discuss prospective launch dates and forecasts for the Commercialization of the Product in the Territory;
(e)    review and approve any Territory Product Changes, other than changes in the dose of the Product in the Territory required or requested by a Regulatory Authority (subject at all times to Regeneron’s final decision-making authority set forth in Section 3.6.2), and Territory Required Activities;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(f)    oversee the other Committees and resolve matters referred by the other Committees to the JSC for decision-making and approval as set forth in this Agreement or otherwise, and to resolve matters on which such Committees are unable to reach consensus;
(g)    consider and act upon such other matters as are specifically assigned to the JSC under this Agreement or otherwise agreed by the Parties;
(h)    [***];
(i)    discuss any Manufacturing Process Improvements requiring a material change in the Territory Development Plan or resulting in material supplementary Regulatory Activities by MTPC, its Affiliates or MTPC Distributors; and
(j)    establish sub-committees of the JSC, as the JSC deems appropriate.
3.3    Joint Development Committee.
3.3.1    Composition and Purpose. The purpose of the JDC shall be to advise the JSC on the strategy for the Development of Products in the Field in the Territory. The JDC shall be initially composed of two (2) senior executives, directors or general managers of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
3.3.2    Specific Responsibilities. In particular, the JDC shall be responsible for:
(a)    overseeing the development of, reviewing, commenting on and annually updating and presenting to the JSC for approval the Territory Development Plan;
(b)    overseeing the implementation of the Territory Development Plan as directed by the JSC;
(c)    reviewing, and proposing to the JSC for approval, Product labeling and proposed changes to Product labeling in the Territory;
(d)    facilitating an exchange between the Parties of data, information and results relating to the Development of Products;
(e)    formulating a life-cycle management strategy for Products in the Field in the Territory in concert with the JCC, including evaluating new opportunities for new formulations, delivery systems and improvements and presenting the same to the JSC for approval;
(f)    overseeing, and coordinating the overall regulatory strategy for the Product in the Territory, the submission of Regulatory Filings (and any other submissions to Regulatory Authorities concerning the Product) in countries in the Territory, including

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

coordinating material communications, filings and correspondence with Regulatory Authorities in the Territory in connection with Products;
(g)    reviewing and approving protocols for all clinical trials for the Product in the Territory, including post-marketing non-approval trials, but excluding Post-Marketing Surveillance, and advising the JCC as to the acceptability of such protocols, including the right for the Regeneron representative(s) to the JDC to reject such protocols entirely;
(h)    reviewing and approving all aspects of non-clinical activities to be performed by MTPC under Section 4.2.1; and
(i)    considering and acting upon such other matters as specifically assigned to the JDC under this Agreement or by the JSC.
3.4    Joint Commercialization Committee.
3.4.1    Composition and Purpose. The purpose of the JCC shall be to advise the JSC on the strategy for the Commercialization of Products in the Field in the Territory. The JCC shall be initially composed of two (2) senior executives, directors or general managers of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
3.4.2    JCC Responsibilities. In particular, the JCC shall be responsible for:
(a)    overseeing the development of, reviewing, commenting on and annually updating and presenting to the JSC for approval the Territory Commercialization Plan;
(b)    overseeing the implementation of the Territory Commercialization Plan as directed by the JSC;
(c)    to the extent described in Section 6.6, reviewing and approving marketing and promotional literature related to the Product in the Field in the Territory; developing and updating, as necessary, promotional guidelines for Product branding, positioning, core messages and promotional material messages, pricing and rebate/discount guidelines, and field force guidelines in the Field in the Territory and submitting material decisions with respect thereto for final approval by the JSC;
(d)    defining target groups to be covered by overall marketing efforts in the applicable country in the Territory;
(e)    establishing the trade dress for each Product, consistent with the guidelines established by the JSC, in the applicable country in the Territory and submitting material decisions with respect thereto for final approval by the JSC;
(f)    reviewing and advising on Trademark usage for the Product in the Territory and submitting material decisions with respect thereto for final approval by the JSC;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(g)    proposing the anticipated date of First Commercial Sale for the Product on a country-by-country basis in the Territory, to be submitted for JSC approval;
(h)    [***];
(i)    preparing short-term and long-term sales forecasts for each Product on a country-by-basis in local currency for countries in the Territory, in each case, to be submitted for JSC approval;
(j)    reviewing protocols for all post-marketing non-approval trials, but excluding Post-Marketing Surveillance in the Territory and submitting the same to the JSC for final review;
(k)    proposing the contents, design and layout of packaging for the Product in the Field in the Territory, to be submitted for JSC approval;
(l)    in concert with the JDC, reviewing publications proposed by MTPC with respect to the Development of Product in the Territory, which shall be submitted to Regeneron for approval;
(m)    formulating a life-cycle management strategy for the Product in the Territory and evaluating new opportunities for new indications, formulations, delivery systems and improvements in concert with the JDC, each of which shall be submitted to the JSC for approval; and
(n)    considering and acting upon such other matters as specifically assigned to the JCC under this Agreement by the JSC.
3.5    Joint Manufacturing Committee. Working with the JSC, JDC and JCC, as appropriate, the Joint Manufacturing Committee shall be responsible for overseeing matters relating to the supply of Product to MTPC, its Affiliates and/or MTPC Distributors in the Territory, including supply forecasts, recalls, adoption of Manufacturing Process Improvements for the Product in the Territory, market withdrawals, and any other corrective actions related to the Product in the Territory, and for any other matters specifically assigned to the JMC by the JSC. The JMC shall be initially composed of two (2) senior executives, directors or general managers of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives). The JMC shall review, discuss and approve all Territory Product Changes for final approval by the JSC; provided, however, no approval is required in the JMC, JDC or JSC in the event that any Territory Product Change requested or required by the Regulatory Authority is solely a change in dose of the Product. With respect to Manufacturing Process Improvements requiring a material change in the Territory Development Plan or any material supplementary Regulatory Activities by MTPC, its Affiliates or MTPC Distributors, the JMC shall discuss, but shall not have the authority to approve, whether MTPC will adopt such Manufacturing Process Improvements for the Product in the Territory, or whether Regeneron shall perform (or have performed) Alternate Manufacturing in accordance with Section 8.6.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

3.6    Resolution of Governance Disputes. This Section 3.6 shall apply to the resolution of disputes, controversies and claims related to matters intended to be decided within the governance provisions of this Article III (“Governance Disputes”).
3.6.1    Generally. The Parties shall cause their respective representatives on the Committees to use their Commercially Reasonable Efforts to resolve all matters presented to them as expeditiously as possible. In the case of any matter which cannot be resolved by the JCC, JDC or any Working Group, at the request of either Party, such matter shall promptly, and in any event within five (5) Business Days (but excluding any scheduled corporate holidays at either Party’s head office) (or one (1) Business Day in the event of an urgent matter) after such request, be referred to the JSC with a request for resolution. In the event a unanimous vote on any matter cannot be obtained at the JSC within ten (10) Business Days (but excluding any scheduled corporate holidays at either Party’s head office) after referral to it pursuant to this Section 3.6.1, then the Governance Dispute shall be referred as set forth in Section 3.6.2.
3.6.2    Referral to Executive Officers. In the event that the JSC is, after a period of ten (10) Business Days (but excluding any scheduled corporate holidays at either Party’s head office) from the date a matter is submitted to it for decision, unable to make a decision due to a lack of required unanimity, then either Party may require that the matter be submitted to the CEO of Regeneron and MTPC (the “Executive Officers”) for a joint decision. In such event, either Party may, in a written notice to the other Party, formally request that the dispute be resolved by the Executive Officers, specifying the nature of the dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith attempt to resolve the referred dispute within ten (10) Business Days (but excluding any corporate holidays at either Party’s head office) of receiving such written notification. If the Executive Officers are unable to resolve such dispute in such period, then MTPC shall have the final decision-making authority with respect to any Governance Dispute that [***]; provided, however that at all times Regeneron shall have the final decision-making authority on any Governance Dispute [***] (i) that [***].
3.7    Obligations of the Parties. The Parties shall cause their respective designees on the Committees and their respective Executive Officers to take the actions and make the decisions provided herein to be taken and made by such respective designees and Executive Officers in the manner and within the applicable time periods provided herein.
3.8    Expenses. Each Party will be responsible for all of its own travel and other costs and expenses for its respective members, designees and non-Committee invitees to attend meetings of, and otherwise participate on, the Committees.
3.9    Relationship of Parties. Nothing contained in this Agreement shall be deemed to make any Party or any member of the JSC or any other Committees a partner, agent or legal representative of the other Party. No member of the JSC or any other Committee shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other member of the JSC or any other Committee of the other Party. For the avoidance of doubt, this Agreement is not intended to create and may not be construed to create a partnership, joint venture, or entity of any kind between the Parties.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ARTICLE IV
PRODUCT DEVELOPMENT; DATA SHARING
4.1    MTPC Development Activities. MTPC shall have the exclusive right and responsibility to conduct or have conducted, or cause its Affiliates or MTPC Distributors to conduct or have conducted, in the Field in the Territory and in accordance with the terms of this Agreement, the Development activities set forth in the Territory Development Plan, at its sole expense. Subject to Section 2.2, MTPC will use Commercially Reasonable Efforts to conduct (or have conducted) Development of the Product in the Territory in a manner consistent with the Territory Development Plan, the terms and conditions of this Agreement and the requirements of all Applicable Laws. MTPC will provide all protocols for all clinical trials with respect to the Product in the Field in the Territory, including post-marketing non-approval trials, but excluding Post-Marketing Surveillance, to the JDC, within the timeframes and in the manner described in the Regulatory and Development Document Appendix. In any case where MTPC reasonably requests expedited review of protocols, Regeneron will use Commercially Reasonable Efforts to accommodate such request. Without limiting the applicability of the foregoing and the remainder of this ARTICLE IV, MTPC, through the JDC, will keep Regeneron informed of all material events and developments occurring in the course of the Development.
4.2    Regeneron Development Activities.
4.2.1    Regeneron Non-Clinical Activities and Clinical Development Outside the Territory. As between MTPC and Regeneron, Regeneron shall have the exclusive right and shall have sole discretion and control, at Regeneron’s sole cost and expense (except as set forth herein with respect to Development Expenses Reimbursement and the MTPC Cost Share), over (a) all non-clinical activities with respect to Products both inside and outside of the Territory and (b) clinical and other development activities (including regulatory activities) with respect to Products outside of the Territory. Regeneron, through the JDC, will keep MTPC reasonably informed of all material events and developments occurring in the course of Regeneron’s performance of such activities that are relevant to the Territory. Regeneron will also provide MTPC with all final protocols for all Regeneron sponsored clinical trials, and the investigator’s brochures for such clinical trials, with respect to the Product in the Field outside of the Territory. Regeneron shall perform or have performed any mutually agreed non-clinical activities with respect to Product and Regeneron shall provide the data from such activities to MTPC for its use solely for the Development and/or Commercialization of the Product in the Territory. If Regeneron is unwilling or unable to perform any such non-clinical activities that are required by any Regulatory Authority, then upon mutual agreement of the Parties, MTPC may perform such activities; provided that all aspects of the performance of such activities, including the protocol and any Third Party engaged to perform such activities, are approved in advance by the JDC. Regeneron shall not unreasonably withhold consent for it (or, under the circumstances described above, MTPC) to perform any such non-clinical activities required by any Regulatory Authority.
4.2.2    Regeneron Development Inside the Territory. In addition to the foregoing, Regeneron and its Affiliates will have the right to develop the Product inside the Territory for the purpose of supporting marketing approval outside of the Territory, with the approval of the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

JSC. Except as expressly set forth below in Section 4.3 for the sharing of costs for Joint Development Studies or elsewhere in this Agreement, Regeneron shall be responsible for the costs of such Product development activities in the Territory.
4.3    Joint Development Studies.
4.3.1    If Regeneron plans to develop the Product in any indication other than osteoarthritis and chronic low back pain in any global clinical trial both inside and outside of the Territory, then Regeneron shall provide MTPC with a development plan (including the proposed protocol) for such clinical trial, along with an estimated budget. Within [***] of delivery of such plan, protocol and budget, MTPC shall determine whether to participate in any such clinical trial. In the event that MTPC elects to participate in any such clinical trial, such clinical trial shall be deemed a “Joint Development Study”, and Regeneron and MTPC shall mutually agree upon each Party’s roles and responsibilities with respect to any such Joint Development Study. MTPC shall be responsible for bearing a portion of the Costs of any Joint Development Study (such portion, the “MTPC Cost Share”), which portion shall be calculated as follows: The MTPC Cost Share shall be equal to [***].
4.3.2    Within thirty (30) days after the end of each Calendar Quarter, (a) Regeneron shall provide MTPC with an accounting of the Costs that Regeneron and its Affiliates incurred in connection with the performance of each Joint Development Study and (b) MTPC shall provide Regeneron with an accounting of the Costs that MTPC and its Affiliates incurred in connection with the performance of each Joint Development Study. Regeneron shall calculate the payment due either to or from MTPC for the MTPC Cost Share (such payment, the “MTPC Cost Share True Up Payment”), as follows: (i) [***], less (ii) [***]. Regeneron shall provide its calculation of the MTPC Cost Share True Up Payment to MTPC within [***] after the end of each Calendar Quarter. If the MTPC Cost Share True Up Payment is a positive number, then MTPC shall pay such positive amount to Regeneron and if the MTPC Cost Share True Up Payment is a negative number, Regeneron shall pay such amount to MTPC. The Party to whom any payment is due under this Section 4.3.2 shall provide an invoice to the other Party for the applicable payment and such other Party shall make such payment within [***] after receipt of such invoice.
4.4    Territory Development Plan. No later than [***] from receipt of the Global Development Plan from Regeneron, MTPC shall prepare and submit to the JDC its first proposed Territory Development Plan, which shall be consistent with the Global Development Plan, except to the extent the Global Development Plan conflicts with Applicable Law or established practice in the Territory. The JDC shall promptly review such plan and confirm that the proposed Territory Development Plan complies with the Global Development Plan, and suggest any revisions to the proposed Territory Development Plan necessary for the JSC to approve such plan. Within [***] of such review, MTPC shall submit such proposed Territory Development Plan (as revised in accordance with the JDC review) to the JSC for review, comment and approval. Upon approval by the JSC, the revised plan shall be the Territory Development Plan. MTPC shall provide draft updates to the Territory Development Plan to the JDC at least four (4) months prior to the end of each Calendar Year, and the JDC will attempt to provide these updates to the JSC at least two (2) months before the end of the Calendar Year for review, comment and approval. Any updated Territory

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Development Plan approved by the JSC shall replace the Territory Development Plan that was previously in effect.
4.5    Clinical Development Data.
4.5.1    MTPC Clinical Data. MTPC shall promptly, upon Regeneron’s request (provided such request occurs no more than once per Calendar Quarter), provide Regeneron with copies (in such electronic form as may be reasonably requested by Regeneron) of the results of all Development for Products and any and all other information or data generated by or on behalf MTPC, its Affiliates, MTPC Contractors or MTPC Distributors with respect to the Development of the Product in the Field in the Territory, including all data collected or analyzed with respect thereto, and all study reports and documents summarizing or analyzing such data (collectively, “MTPC Clinical Data”). Certain documents, modules and other materials described in the Regulatory and Development Document Appendix that are within the definition of MTPC Clinical Data (including any key results memorandum or clinical study report), shall be provided in English at least to the extent specified in the Regulatory and Development Document Appendix. Regeneron and its Affiliates may use MTPC Clinical Data for the performance of Regeneron’s obligations and exercise of its rights under this Agreement and are hereby granted a right of reference to and the right to use and incorporate some or all MTPC Clinical Data in any regulatory filings for Products outside the Territory or for other uses with respect to the development and commercialization of Products outside the Territory in accordance with Applicable Laws. For the avoidance of doubt, Regeneron and its Affiliates may provide MTPC Clinical Data (and extend the foregoing rights) to its and their subcontractors, licensees and development partners for the Product outside of the Territory.
4.5.2    Regeneron Clinical Data. During the Term, subject to Applicable Laws (and, with respect to any Joint Development Study, subject to MTPC paying to Regeneron the MTPC Cost Share), Regeneron will promptly (in such electronic form as may be reasonably requested by MTPC) provide the top line results and clinical study reports and pre-clinical study reports generated by or on behalf of Regeneron or its Affiliates from the development of the Product in the Field outside of the Territory, including for the Ongoing Phase 1 Trial, Phase 2b/3 Clinical Trials for osteoarthritis or chronic low back pain, any long-term treatment or safety study primarily designed to fulfill the FDA’s safety data requirement for the Product and any Joint Development Studies (collectively “Regeneron Clinical Data”). If a Regulatory Authority in the Territory requires any other data Controlled by Regeneron or a further analysis of the data, Regeneron shall provide such data to MTPC or perform such analysis on the raw data and provide the analysis to MTPC, and if a Regulatory Authority requires raw data, then Regeneron will provide such raw data to MTPC, and in each case, such provided analysis or raw data may be provided to the Regulatory Authority, but only for the jurisdiction and Regulatory Authority request for which it was provided. If MTPC requests that Regeneron perform such analysis on an expedited basis, Regeneron will use good faith efforts to accommodate such request. MTPC and its Affiliates may only use Regeneron Clinical Data (and supplemental data described above in this Section 4.5.2) for seeking or maintaining Regulatory Approval for Products in accordance with Applicable Laws and this Agreement in the Field in the Territory. For the avoidance of doubt, MTPC may provide the foregoing

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

information (and extend the foregoing rights) to its Affiliates and MTPC Distributors for such use described in this Section.
4.6    Quality Control Standards. Each Party shall use its standard operating procedures and quality control procedures as necessary and appropriate for the conduct and analysis of clinical trials to be conducted by each Party for the Product, including the collection and processing of data. Upon reasonable prior notice and during normal business hours (and no more than once per year without cause), each Party shall have the right to review the other Party’s internal processes and procedures for such clinical trials, and each Party will give appropriate attention to any comments, questions or concerns the other Party may have with respect to such processes and procedures.
4.7    No Debarred Personnel. In performing Development, MTPC will not, and shall ensure that its Affiliates and MTPC Distributors and MTPC Contractors do not, use the services of any employee or consultant who has been debarred by the FDA or any Regulatory Authority, or, to the best of MTPC’s knowledge, is the subject of debarment proceedings by the FDA or any other Regulatory Authority. In performing the global development of the Product, Regeneron will not use the services of any employee or consultant who has been debarred by the FDA or any Regulatory Authority, or, to the best of Regeneron’s knowledge, is the subject of debarment proceedings by the FDA or any other Regulatory Authority.
ARTICLE V
REGULATORY MATTERS
5.1    Regulatory Activities.
5.1.1    Regulatory Activities. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of all Applicable Laws, MTPC, at its sole cost and expense, will use Commercially Reasonable Efforts to (a) take (or have taken) all actions necessary to prepare and file (or have filed) all Regulatory Filings with respect to the Product required to obtain Marketing Approvals in each country in the Territory; (b) respond in a timely fashion to requests for data and information from Regulatory Authorities with respect to the Product; and (c) meet with officials of Regulatory Authorities at such times as may be requested by such Regulatory Authorities with respect to the Product (“Regulatory Activities”). MTPC will have final decision-making authority over (and the right to control) all Regulatory Activities in the Territory; provided that all such Regulatory Activities will be conducted in a manner consistent with the Territory Development Plan and overseen by the JSC in accordance with Article III. Without limiting the applicability of the foregoing and the remainder of this ARTICLE V, MTPC, through the JSC, will keep Regeneron reasonably informed of all material events and developments occurring in the course of the Regulatory Activities, including scheduled MTPC regulatory strategy discussions and meetings with Regulatory Authorities in the Territory relating to the Product.
5.1.2    Regeneron Assistance. Upon written request of MTPC, Regeneron will use Commercially Reasonable Efforts to assist MTPC at MPTC’s expense in connection with any meetings with, or requests from, Regulatory Authorities in the Territory related to the Product.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

5.2    MTPC Regulatory Data and Regulatory Approvals.
5.2.1    Regulatory Filings.
(a)    Review. The JDC shall coordinate communication and the exchange of information between the Parties with respect to Key Regulatory Filings to be prepared and submitted by or for MTPC in the Territory. MTPC shall provide Regeneron with copies of Key Regulatory Filings and summaries of other Regulatory Filings in the manner and within the timeframes set forth in the Regulatory and Development Document Appendix, and will allow Regeneron the time for review and comment on such Regulatory Filings set forth therein, prior to filing or submission of the applicable Regulatory Filing. All Regeneron comments to such Regulatory Filings shall be considered by MTPC in good faith. In any case where MTPC reasonably requests expedited review of Regulatory Filings, Regeneron will use Commercially Reasonable Efforts to accommodate such request. MTPC shall provide copies of all final Regulatory Filings in the original language to Regeneron promptly after its submissions of Regulatory Filings in the Territory.
(b)    Accelerated Reporting. In the event that Applicable Laws require MTPC to report information to any Regulatory Authority on an accelerated basis such that MTPC is unable to comply with Section 5.2.1(a), MTPC will nonetheless comply with Section 5.2.1(a) to the fullest extent practicable and provide to Regeneron a prompt and reasonably detailed description of the event that triggered the accelerated reporting obligation as soon as reasonably practicable, but in no event later than three (3) Business Days (but excluding any scheduled corporate holidays at MTPC’s head office) after MTPC obtains actual knowledge of such triggering event.
(c)    Copies. Subject to Applicable Laws, MTPC will provide to Regeneron electronic copies of each Regulatory Filing as submitted to Regulatory Authorities (in the original language in which it was filed) and all MTPC Regulatory Data relevant thereto promptly following such submission in accordance with the Regulatory and Development Document Appendix. Regeneron will have a right of access, a right of reference and the right to use and incorporate all MTPC Regulatory Data in connection with any regulatory filings for Products outside the Territory or for other uses with respect to the development and commercialization of Products outside the Territory in accordance with Applicable Laws. For the avoidance of doubt, Regeneron may provide copies of Regulatory Filings (and extend its right of access, right of reference and the right to use and incorporate all MTPC Regulatory Data in connection with Products into regulatory submissions outside of the Territory) to its licensees and development partners.
(d)    Translations. Those documents and information listed in the Regulatory and Development Document Appendix shall be provided to Regeneron by MTPC in the language and format and on the timeline set forth therein.
5.2.2    Regulatory Meetings in the Territory. MTPC will provide Regeneron (through the JDC) with advance notice of pre-scheduled meetings, teleconferences and other interactions to the extent reasonably practicable, regarding the Product with any Regulatory Authority in the Territory, and MTPC will provide (a) a copy of the applicable meeting request or request for advice or (b) a brief description of the topics to be presented or discussed at that meeting.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Subject to Applicable Laws, MTPC shall allow Regeneron to attend at its own cost and expense any such meeting as an observer (without any obligation on Regeneron to do so). MTPC will provide summaries of all meetings, discussions and correspondence with Regulatory Authorities in the manner and within the timeframes set forth in the Regulatory and Development Document Appendix.
5.2.3    Ownership of Regulatory Filings and Regulatory Approvals. MTPC will hold title to all Regulatory Filings and Regulatory Approvals (except with respect to data supplied by Regeneron and incorporated therein); provided, that, MTPC will file for and obtain Regulatory Filings and Regulatory Approvals in such manner as may be required under (but solely to the extent reasonably practicable under) the Applicable Laws of the applicable countries within the Territory to allow for the expeditious transfer thereof to Regeneron or Regeneron’s designee pursuant to Section 15.9.2(a) upon termination of this Agreement.
5.3    Provision of Regulatory Assistance to MTPC. Regeneron will use Commercially Reasonable Efforts, at MTPC’s request and expense, to assist MTPC in connection with its conduct of all Regulatory Activities in the Territory. Without limiting the foregoing, Regeneron shall provide MTPC with copies of any United States and European Medicines Agency regulatory filings, which includes biologics license applications, marketing authorization application dossiers and investigational new drug applications for Product filed by or on behalf of Regeneron for the Product and chemistry, manufacturing and control information for the Product and any material communications with applicable United States and European Union regulatory authorities, which includes any request for scientific advice, formal meeting minutes, and other material written communications between Regeneron and such regulatory authority including any minutes of inquiry generated by Regeneron, for Product, filed by or on behalf of Regeneron or its Affiliates, as necessary for MTPC to make Regulatory Filings for Product in the Territory, and all Regeneron Regulatory Data relevant thereto. MTPC will have a right of access, a right of reference and the right to use and incorporate all regulatory filings and Regeneron Regulatory Data provided to it pursuant to this Section 5.3 solely to support MTPC’s Regulatory Activities, Development and Commercialization of Product in the Field in the Territory in accordance with the terms of this Agreement, including the Territory Development Plan and Territory Commercialization Plan. For the avoidance of doubt, MTPC may provide copies of the foregoing regulatory filings and Regeneron Regulatory Data (and extend the foregoing rights) to its Affiliates and MTPC Distributors.
5.4    Safety; Adverse Event Reporting. MTPC will be responsible, at its sole cost and expense, for: (a) collecting all pharmacovigilance and other drug safety data for the Product in the Territory as required by Applicable Laws; and (b) reporting any such data, including Adverse Events in the Territory, to the applicable Regulatory Authorities in the Territory, as appropriate to be in compliance with all Applicable Laws and (c) reporting all such data to Regeneron as set forth in the Safety Agreement. Without limitation to the foregoing, the Parties shall within ninety (90) days of the Effective Date execute a safety agreement setting forth the specific procedures to be used by the Parties to coordinate the investigation of safety issues and the exchange of necessary safety and pharmacovigilance information including reports of adverse drug experiences and Product complaints to ensure timely communication to Regulatory Authorities and compliance with

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Applicable Laws (the “Safety Agreement”). The Safety Agreement will permit either Party to audit the other Party’s safety-related activities, procedures and records applicable to the Product.
5.5    Recalls.
5.5.1    For each country in the Territory, MTPC and Regeneron will, through the JSC, confer and coordinate regarding their respective internal standard operating procedures (and any changes thereto) regarding Product recalls and the treatment of and response to Product complaints and inquiries as to safety, quality or efficacy of Products.
5.5.2    If either Party becomes aware of information about a Product indicating that it may not conform to the specifications of the Product set forth in the Clinical Supply Agreement or Commercial Supply Agreement, as applicable, or that there are potential adulterations, misbranding and/or other material adverse issues regarding safety of a Product (or otherwise that a recall or withdrawal of a Product is potentially at issue), it will as soon as practical (but in any event within such period as the Parties may mutually establish to ensure their respective compliance with Applicable Law) so notify the other Party. With respect to the Territory, the Parties will promptly meet to discuss such circumstances and to consider appropriate courses of action, including Product recalls. MTPC will consult with Regeneron regarding any decisions involving a potential recall, and shall not conduct any recall without mutual agreement of the Parties, except if required to do so by Regulatory Authorities or Governmental Authorities. MTPC shall implement and be responsible, at its sole expense (except as provided below), for all recalls of Product in the Territory, and will maintain complete and accurate records of any Product recall for such periods as may be required by legal requirements.
5.6    Inspection Rights. Not more than once per year, without cause, or at any time, with reasonable cause, Regeneron will have the right, at Regeneron’s expense and on not less than thirty (30) days prior notice, to inspect the facilities where MTPC or its Affiliates, MTPC Contractors or MTPC Distributors store or handle, or have stored or handled, any Products and to audit the procedures of MTPC or its Affiliates, MTPC Contractors or MTPC Distributors for the storage and handling of Products for purposes of quality control. The Quality Agreement shall set forth MTPC’s review and access rights with respect to Regeneron’s manufacturing facilities to be used for the supply of Product to MTPC and its Affiliates and MTPC Distributors.
5.7    Governmental Inspections and Inquiries. MTPC will advise Regeneron promptly, but in no event later than five (5) Business Days after MTPC’s receipt of notice thereof, of any planned Regulatory Authority visit to the portion of the facilities of MTPC or its Affiliates, MTPC Contractors or MTPC Distributors where Product is stored or handled or any material written inquiries by a Regulatory Authority concerning such facilities, the procedures of MTPC or its Affiliates, MTPC Contractors or MTPC Distributors for the storage or handling of Products, or the Development or Commercialization of Product in the Territory. If the Regulatory Authority makes an unannounced or unplanned visit to such facility(ies), or if MTPC does not have at least five (5) Business Days’ notice of the visit, MTPC will inform Regeneron of the visit as soon as reasonably practicable, but in no event later than three (3) Business Days after MTPC obtains actual knowledge of the visit. MTPC will inform Regeneron, as soon as practicable, regarding the purpose and result of such visit or inquiry, and will provide to Regeneron copies of any minutes of the inspection

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

generated by MTPC or its Affiliates, MTPC Contractors or MTPC Distributors (as set forth in the Regulatory and Development Document Appendix) promptly following such inspection and any report or correspondence (as set forth in the Regulatory and Development Document Appendix) provided by MTPC, or its Affiliate, MTPC Contractor or MTPC Distributor, as the case may be, to the Regulatory Authority or issued by or provided by the Regulatory Authority to MTPC, or its Affiliate, MTPC Contractor or MTPC Distributor as the case may be, in connection with such visit or inquiry. If requested by MTPC, at MTPC’s expense, Regeneron shall reasonably cooperate with MTPC to generate and provide any reports or correspondences required by any Regulatory Authority in connection with any such Regulatory Authority’s inquiry into Manufacturing activities conducted for Product supplied by Regeneron.
ARTICLE VI
COMMERCIALIZATION; SALES AND MARKETING
6.1    Regeneron Commercialization. As between MTPC and Regeneron, Regeneron shall have the exclusive right and shall have sole discretion and control (at Regeneron’s sole cost and expense) for all commercialization activities with respect to Products outside the Territory.
6.2    MTPC Commercialization Activities. MTPC shall have the exclusive right and responsibility to conduct or have conducted, or cause its Affiliates or MTPC Distributors to conduct or have conducted, in the Field in the Territory and in accordance with the terms of this Agreement, the Commercialization activities set forth in the applicable Territory Commercialization Plan, at MTPC’s, its Affiliates’ or MTPC Distributors’ sole expense. MTPC will use Commercially Reasonable Efforts to Commercialize the Product in the Field in each country in the Territory.
6.3    Territory Commercialization Plan. No later than [***] prior to the anticipated First Commercial Sale of a Product in a country in the Territory, or within such other timeframe as mutually agreed (but in any event no earlier than [***] following the date that Regeneron provides the Global Commercialization Plan to MTPC), MTPC shall prepare and submit to the JCC its first proposed Territory Commercialization Plan, which shall be consistent with the Global Commercialization Plan, except to the extent the Global Commercialization Plan conflicts with Applicable Law or established practice in the Territory. The JCC shall promptly review such plan and confirm that the proposed Territory Commercialization Plan complies with the Global Commercialization Plan, and suggest any other revisions to the proposed Territory Commercialization Plan necessary for the JSC to approve such plan. Within [***] of such review, MTPC shall submit such proposed Territory Commercialization Plan (as revised in accordance with the JCC review) to the JSC for review, comment and approval (which the JSC shall endeavor to accomplish within [***] from receipt of the plan). Upon such approval by the JSC, the revised plan shall be the Territory Commercialization Plan. MTPC shall provide draft updates to the Territory Commercialization Plan to the JCC at least [***] prior to the end of each of MTPC’s fiscal years, and the JCC will attempt to provide such updates to the JSC at least [***] before the end of MTPC’s fiscal year for review, comment and approval. Any updated Territory Commercialization Plan approved by the JSC shall replace the Territory Commercialization Plan that was previously in effect.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

6.4    Sales and Marketing Activities. Subject to, and in accordance with, the terms and conditions of this Agreement, the Territory Commercialization Plan, and the requirements of all Applicable Laws, MTPC, at its sole cost and expense, will have the sole responsibility, and will use Commercially Reasonable Efforts to, establish (or have established) a sales force and to market and sell (or have marketed and sold) the Product in each country in the Territory (“Sales and Marketing Activities”). Subject to Applicable Laws, MTPC will initiate Sales and Marketing Activities within the timeframes reasonably necessary to achieve the First Commercial Sale in each country in the Territory as soon as practically possible after obtaining Marketing Approval for Product in such country. MTPC will include proposed Sales and Marketing Activities in the Territory Commercialization Plan. MTPC shall not use the services of a sales representative employed by a Third Party without Regeneron’s prior written consent and, upon such consent, any such sales representative shall be deemed a MTPC Contractor hereunder. MTPC will be responsible for (a) ensuring that all sales force personnel (including personnel from MTPC’s own sales force and any sales force of any MTPC Distributor) comply with all Applicable Laws and (b) ensuring that sales representatives in such sales forces have minimum skill levels customary for sales representatives in the Field at major pharmaceutical companies in the applicable countries in the Territory.
6.5    Pricing. [***].
6.6    Marketing and Promotional Literature. MTPC shall submit to the JCC an English translation of all core marketing materials (e.g., master visual aids, speaker slide decks, convention panels) for the Product in the Territory, once before Product launch and then subsequently every Calendar Year prior to any sales force plan of action meeting for such year, and the JCC shall approve such materials and all core messages contained therein. All marketing and promotional literature related to the Product and used in the Territory by MTPC will be consistent with JCC-approved core messaging and Applicable Laws. All marketing materials (including print, convention panels, presentations, websites or other media) prepared by MTPC to be used at global conventions or medical education symposia that have attendees from regions outside the Territory (which conventions and symposia shall be mutually agreed by the JCC) shall be reviewed and approved by JCC for compliance with Applicable Laws and alignment with Regeneron’s global positioning of the Product.
6.7    Medical and Consumer Inquiries. MTPC shall be responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding Products in the Field in the Territory. The Parties will work together to formulate responses to the major inquiries, which shall be used, if possible, by MTPC in the Territory and which may be used by Regeneron outside of the Territory. If Regeneron receives questions about Products in the Field in a country in the Territory, it shall refer such questions to MTPC, and MTPC shall be responsible for responding thereto. If MTPC receives a question about Products in the Field in a country outside of the Territory, it shall refer such questions to Regeneron, and Regeneron shall be responsible for responding thereto.
6.8    Restriction on Bundling in the Territory. If MTPC or its Affiliates or MTPC Distributors sell a Product in the Field in the Territory to a customer who also purchases other products or services from any such entity, MTPC agrees not to, and to require its Affiliates and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

MTPC Distributors not to, bundle or include any Product as part of any multiple product offering or discount or price the Products in a manner that is reasonably likely to disadvantage a Product in order to benefit sales or prices of other products offered for sale by a MTPC or its Affiliates or MTPC Distributors to such customer.
6.9    Restriction on Commercialization Activities. MTPC further agrees that it shall refrain from pursuing a policy of directly or indirectly selling, advertising, promoting or marketing Products for sale outside of the Territory. Regeneron will use reasonable efforts to monitor and prevent the unauthorized importation of Products into the Territory and MTPC will use reasonable efforts to monitor and prevent the unauthorized importation of Products outside of the Territory. Each Party shall notify the other Party promptly if it becomes aware of, or reasonably suspects that, Product sold by the other Party is being diverted into or outside of the Territory, as the case may be.
ARTICLE VII
FINANCIAL TERMS
7.1    Payments for Development and Commercialization Rights. MTPC shall make the following payments to Regeneron at the times, in the manner and for the purposes described in this Section 7.1:
7.1.1    Upfront Payment. In consideration of MTPC’s exclusive right to Develop the Product in the Territory, within fifteen (15) days of the Effective Date, MTPC shall pay a one-time, non-refundable, non-creditable payment of [***] United States Dollars (US$[***]) to Regeneron (such payment, the “Upfront Payment”).
7.1.2    Payment for Distribution Rights. In consideration of MTPC’s exclusive rights to Commercialize the Product in the Territory, within thirty (30) days of the date [***], MTPC shall make a one-time, non-refundable, non-creditable payment to Regeneron of [***] United States Dollars (US$[***]) (such payment, the “Distribution Rights Payment”).
The Parties acknowledge that the Distribution Rights Payment is made as consideration for MTPC’s exclusive rights to Commercialize the Product in the Territory.
7.1.3    Reimbursement of Development Expenses. The Parties acknowledge that Regeneron is currently developing the Product outside the Territory and MTPC will be Developing the Product inside the Territory under MTPC’s exclusive right to Develop the Product in the Territory pursuant to this Agreement. The Parties intend to share clinical data from such activities in the manner described in this Agreement for promoting the development and regulatory activities by MTPC and Regeneron in and outside the Territory. The Parties intend to [***]. MTPC shall pay Regeneron [***] United States Dollars (US$[***]), as follows (such payment, the “Development Expenses Reimbursement”):
(a)    within thirty (30) days of [***], a one-time, non-refundable, non-creditable payment to Regeneron of [***] United States Dollars (US$[***]);

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(b)    within thirty (30) days of [***], a one-time, non-refundable, non-creditable payment to Regeneron of [***] United States Dollars (US$[***]); and
(c)    within thirty (30) days of [***], a one-time, non-refundable, non-creditable payment to Regeneron of [***] United States Dollars (US$[***]).
With respect to any Development Expenses Reimbursement, Regeneron shall provide to MTPC, [***], a report, the format and terms of which shall be mutually agreed by the Parties, describing [***].
7.1.4    Development Milestone Payments. In consideration of the know-how and other rights granted by Regeneron to MTPC hereunder, MTPC shall make one-time, non-refundable payments to Regeneron within thirty (30) days after the first achievement by MTPC, its Affiliates, MTPC Contractors or MTPC Distributors of each of the following milestone events for a Product (each a “Development Milestone Payment”):

Development Milestone Event		Development Milestone Payment (US$)
(A)	[***]	$[***]
(B)	[***]	$[***]
(C)	[***]	$[***]
(D)	[***]	$[***]
(E)	[***]	$[***]
(F)	[***]	$[***]
(G)	[***]	$[***]
Each Development Milestone Payment shall only be payable once, regardless of the number of times a milestone is achieved by the Product. If any given Development Milestone Payment is due and one or more previous Development Milestone Payments for events that would reasonably have been anticipated to precede such Development Milestone Payment has not been paid for any reason, then payment of all such preceding unpaid Development Milestone Payments will be due at such time as well. For example, if Development Milestone Payment [***] were to become due, and the Development Milestone Payment [***] has not been paid, then the Development Milestone Payment [***]. Similarly, the achievement of milestone [***], if not previously paid; the achievement of milestone [***], if not previously paid; the achievement of milestone [***], if not previously paid; and the achievement of milestone [***], if not previously paid.
[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

7.2    Product Purchase Price. The purchase price for the Product supplied under the Commercial Supply Agreement shall be paid in the manner and in the amount set forth in this Section 7.2:
7.2.1    MTPC will pay to Regeneron the purchase price (the “Purchase Price”) for Product supplied under the Commercial Supply Agreement in three (3) parts.
(a)    First, MTPC shall pay [***] (“Initial Purchase Price”), by multiplying (i) the number of units shipped, by (ii) the Initial Purchase Price per unit, calculated in accordance with Section 7.2.5, which shall be payable within [***] of the date of the invoice provided by Regeneron to MTPC for such Product.
(b)    Second, MTPC will pay to Regeneron, following the end of each Calendar Quarter, the following payment adjustment (“Purchase Price Adjustment A”) for Product supplied under the Commercial Supply Agreement, based on the aggregate annual Net Sales of the Product in the Territory in the applicable Calendar Year at the rates set forth below; provided, however, that previously paid amounts of Initial Purchase Price for the units of Product that were sold in such Calendar Year (i.e., excluding units of Product used for charitable purposes, clinical studies, regulatory or promotional use, or lost through expiration or otherwise) shall be fully creditable against the Purchase Price Adjustment A:

Annual Net Sales in Territory	Purchase Price (% of Net Sales)
On the portion of annual Net Sales of the Product in the Territory up to and including [***]	30%
On the portion of annual Net Sales of the Product in the Territory [***]	[***]%
On the portion of annual Net Sales of the Product in the Territory [***]	[***]%
On the portion of annual Net Sales of the Product in the Territory [***]	[***]%
On the portion of annual Net Sales of the Product in the Territory [***]	50%
(c)    Third, MTPC will pay to Regeneron the following one-time, non-refundable, non-creditable payments (“Purchase Price Adjustment B,” together with any Purchase Price Adjustment A, the “Purchase Price Adjustments”) following the end of the Calendar Quarter in which the sales amounts described in the table below is first achieved:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Sales Amounts	Payment (US$)
A) First achievement of [***] of annual Net Sales of the Product in the Territory	$[***]
B) First achievement of [***] of annual Net Sales of the Product in the Territory	$[***]
C) First achievement of [***] of annual Net Sales of the Product in the Territory	$[***]
D) First achievement of [***] of annual Net Sales of the Product in the Territory	$[***]
E) First achievement of [***] of annual Net Sales of the Product in the Territory	$[***]
For purposes of the foregoing table, references to “annual Net Sales” shall mean [***]. Each Purchase Price Adjustment B shall only be payable once, regardless of the number of times the sales amounts described in the table above is achieved by the Product in subsequent Calendar Quarters.
All Purchase Price Adjustment payments made will be non-refundable and non-creditable against any other payments due hereunder or under the Commercial Supply Agreement, but will be adjustable as set forth in Sections 7.2.2, 7.2.3, 7.2.4 and 7.2.5.
[***]
MTPC will make Purchase Price Adjustment payments to Regeneron hereunder in arrears, within [***] from the end of each Calendar Quarter in which the underlying Net Sales occur.
Within [***] after the end of each Calendar Quarter, commencing with the first Calendar Quarter in which Net Sales occur, MTPC shall provide an inventory report (the “Inventory Report”) specifying a reconciliation of inventory of Product held by MTPC and its Affiliates and MTPC Distributors, including (a) such inventory balance at the beginning of such Calendar Quarter, (b) additions to such inventory during such Calendar Quarter, (c) the number of units of Product sold during such Calendar Quarter, (d) the number of units lost, destroyed or expired during such Calendar Quarter and (e) the inventory balance of Product at the end of such Calendar Quarter. The Inventory Report shall provide such information broken out by lot numbers for units of Product contained in such report. An example of the Inventory Report is set forth on the Inventory Report Appendix.
Within [***] after the end of each Calendar Quarter, commencing with the first Calendar Quarter in which Net Sales occur, MTPC shall provide a report (the “Purchase Price Adjustment Report”), for each country in the Territory in which sales of any Product occurred in the Calendar Quarter, specifying: (a) the gross sales (if available) and Net Sales (including a statement of the aggregate deductions taken from gross sales in the calculation of Net Sales) on a country-by-country basis, in each country’s currency during such Calendar Quarter; (b) units sold per country in such Calendar Quarter, which in total will agree to the units sold in the Inventory Report for such Calendar Quarter; (c) the applicable Purchase Price Adjustment A percentage rate(s) under this Agreement for Product

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

sold during such Calendar Quarter, calculated as set forth above; (d) the Purchase Price Adjustments (including any Purchase Price Adjustment B) payable in the country’s currency where such Net Sales occurred; (e) the applicable exchange rate to convert from each country’s currency to United States dollars under Section 7.7; and (f) all credits applied against the Purchase Price Adjustment, and the final net Purchase Price Adjustment payable in United States dollars. An example of the Purchase Price Adjustment Report and a Purchase Price Adjustment calculation is set forth in the Purchase Price Adjustment Appendix.
7.2.2    Subject to Section 7.2.4, the Purchase Price Adjustment A for the Product as calculated pursuant to Section 7.2.1(b) will be [***]. For example, if the condition described in this Section 7.2.2 has occurred in any country, then [***].
7.2.3    Subject to Section 7.2.4, if MTPC is required to obtain a license from a Third Party under such Third Party’s patents in order to Develop or Commercialize the Product in any country in the Territory (i.e., because the Commercialization of the Product in such country infringes upon a valid claim of such Third Party’s patent), MTPC shall be entitled to deduct from the Purchase Price Adjustments of the Product as calculated pursuant to Section 7.2.1 [***], but in no event will such deduction, when combined with any reduction applied pursuant to Section 7.2.2, exceed the following amount in any Calendar Quarter: [***].
7.2.4    If the Purchase Price for the Product (calculated as the Purchase Price Adjustment that would be paid pursuant to Section 7.2.1, after any adjustments made pursuant to Sections 7.2.2 and 7.2.3, plus the Initial Purchase Price attributable to such units of Product in accordance with Accounting Standards) would be [***]. In the event MTPC is required to make an additional payment under this Section 7.2.4, then all credits that would otherwise have been applicable under Section 7.2.3 shall be reversed to the extent of the additional payments under this Section 7.2.4 (and MTPC shall retain such credits for possible application in future periods), and any reductions that would have been allowed under Section 7.2.2 shall be inapplicable to the extent necessary to provide for the payment required under this Section 7.2.4.
7.2.5    No later than [***] prior to the anticipated first delivery of Product to MTPC and [***] prior to the start of each Calendar Year thereafter, Regeneron will provide MTPC with the Fully Burdened Manufacturing Cost for each unit of Product for the upcoming Calendar Year, calculated in accordance with its customary cost accounting procedures, for purposes of the Initial Purchase Price payments under Section 7.2.1(a).
7.3    Failed Lots. During the Term, Regeneron shall provide MTPC reasonable documentation to support that a specific lot or batch was Manufactured for supply in the Territory pursuant to the Clinical Supply Agreement or Commercial Supply Agreement. Within thirty (30) days after the end of each Calendar Year, Regeneron shall provide to MTPC a report describing any Failed Lots of Product that was to be supplied to MTPC pursuant to the Clinical Supply Agreement or Commercial Supply Agreement during such Calendar Year. [***]. As used in this Section, “Failed Lots” means any Products, or raw materials, drug substances or intermediates thereof, which fail to meet specifications agreed by the Parties in separate agreements in accordance with Sections 8.2 and 8.3, identified by any quality or release tests conducted prior to delivery of the Product to MTPC (or at MTPC’s request, any of MTPC’s Affiliates or MTPC Distributors).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

7.4    Territory Product Changes Payments. In the event that [***]. These payments shall be in addition to all other payments provided for in this Article VII; provided, however, that MTPC shall have no obligation to pay such additional amounts [***].
7.5    Territory Required Activities and Territory Cooperation Activities Payments. If Regeneron performs or has performed any Territory Required Activities or Territory Cooperation Activities at MTPC’s request in order to support MTPC’s Development or Commercialization of the Product in the Territory, then MTPC will reimburse Regeneron [***].
7.6    Territory Benefited Activities. If Regeneron performs any Territory Benefitted Activities and MTPC requests any data, information, results or materials from such Territory Benefitted Activities or otherwise to participate in or benefit from such Territory Benefitted Activities, then [***]. If [***], then Regeneron shall allow MTPC to otherwise participate in or benefit from the applicable Territory Benefitted Activities as mutually agreed.
7.7    Payment Method and Currency. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. Unless otherwise expressly set forth in this Agreement, all payments may be invoiced after becoming due under this Agreement and shall be made within [***] after receipt of such invoice. All sums due under this Agreement shall be payable in United States Dollars. In those cases where the amount due is calculated based upon sales made or amounts incurred in one or more currencies other than United States Dollars, such amounts shall be converted to United States Dollars at the average rate of exchange for the Calendar Quarter to which such payment relates using the arithmetic mean of the daily rate of exchange, as reported in Thomson Reuters Eikon as the Mid Price Close, or in the event that Thomson Reuters Eikon does not have data available for the Quarter, then in The Wall Street Journal.
7.8    Interest on Overdue Payments. Any amounts not paid by either Party when due under this Agreement will be subject to interest from and after the date payment is due through and including the date upon which such Party makes such payment in immediately available funds at a rate equal to the one (1) month London Inter-Bank Offering Rate (LIBOR) U.S. Dollars, as quoted in Thomson Reuters Eikon (or any other source agreed to by the Parties) effective for the date on which the payment was due, [***] or if lower, the maximum rate permitted by Applicable Law.
7.9    Taxes.
7.9.1    Withholdings. The Party making the payment under this Agreement (the “Paying Party”) will make all payments to the Party receiving the payment under this Agreement (the “Payee Party”) [***].
7.9.2    Other Tax Liability. Except as provided to the contrary in this Agreement, each Party shall be solely responsible for all federal, state and local Tax liability arising from this Agreement imposed on such Party by the taxing authority of a jurisdiction in which such Party is resident or is otherwise subject to such Tax liability. In the case of value added, goods and services, consumption or similar taxes incurred by a Party with respect to payments made to a Party hereunder or the activities underlying such payments (“Indirect Taxes”), each Party and their

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Affiliates will use Commercially Reasonable Efforts to secure available exemption(s) from Indirect Taxes and/or to cooperate with the other Party’s efforts to obtain maximum recovery of Indirect Taxes paid or incurred by such Party or any Affiliate, to the extent permitted by Applicable Law.
7.10    Prohibited Payments. Notwithstanding any of the provisions of this Agreement, if MTPC is prevented from paying any payments by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payment may be paid by depositing funds in the currency in which it accrued to Regeneron’s account in a bank reasonably acceptable to Regeneron in the country whose currency is involved.
ARTICLE VIII
REGENERON SUPPLY OF PRODUCT
8.1    Regeneron Supply of Product. Regeneron agrees to manufacture or have manufactured and supply or have supplied exclusively to MTPC Product for Development and Commercialization in the Territory, in exchange for the payments described herein and pursuant to the other terms and conditions of this Agreement, the Clinical Supply Agreement and Commercial Supply Agreement, as applicable. As of the Effective Date, Regeneron manufactures the Product in its own facilities. In its discretion, Regeneron may transfer a portion or all of such Manufacturing activities to one or more Third Parties, provided that in such case Regeneron shall remain responsible for the performance of such Third Parties.
8.2    Clinical Supply Agreement. Within [***] following the Effective Date (or such other mutually agreed timeframe), the Parties shall execute a definitive clinical supply agreement (“Clinical Supply Agreement”) for the supply of Product and placebo to MTPC, its Affiliates and/or MTPC Distributors solely for use in Development in the Field in the Territory, at the Fully-Burdened Manufacturing Cost. Product supplied under the Clinical Supply Agreement shall meet the specifications set forth therein.
8.3    Commercial Supply Agreement. At least [***] prior to the expected date the first Marketing Approval is anticipated to be obtained, the Parties shall negotiate and execute a definitive commercial supply agreement (“Commercial Supply Agreement”) for the supply of Product to MTPC for Commercialization in the Territory. The Commercial Supply Agreement shall conform in all material respects to the terms set forth in this Agreement. Regeneron may designate an Affiliate to enter into the Commercial Supply Agreement. Except as otherwise mutually agreed by the Parties and set forth in the Commercial Supply Agreement, Product supplied under the Commercial Supply Agreement shall be in filled, packaged and labeled form and shall meet the specifications set forth therein.
8.4    Cost of Product under Commercial Supply Agreement. The price for Product provided by Regeneron to MTPC under the Commercial Supply Agreement shall be the Purchase Price as provided in Section 7.2, plus applicable sales tax (if any).
8.5    Quality Agreement. Within [***] following the Effective Date (or such other mutually agreed timeframe) but in any event prior to the commencement of the first human clinical trials for the Product in the Territory, the Parties shall enter into a reasonable and customary GMP

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

quality agreement with respect to Product to be manufactured by or for Regeneron and supplied to MTPC under the Clinical Supply Agreement (the “Quality Agreement”) and, at least [***] prior to the expected date the first Marketing Approval is anticipated to be obtained, the Parties shall review and, if applicable, amend such Quality Agreement, as the case may be, with respect to Product to be supplied to MTPC under the Commercial Supply Agreement for use in the Commercialization of the Product in the Territory.
8.6    Manufacturing Process Improvements. Notwithstanding anything to the contrary in this Agreement, the Commercial Supply Agreement, the Clinical Supply Agreement and/or the Quality Agreement, Regeneron shall have the right, in its discretion, to make improvements to and otherwise modify the Manufacture of the Product from time to time (“Manufacturing Process Improvements”). Regeneron will make all Manufacturing Process Improvements applicable to the Product in the Territory available to MTPC and Regeneron shall be solely responsible for its Costs in making any Manufacturing Process Improvement. Prior to adopting any Manufacturing Process Improvements for the Product in the Territory requiring a change in the Territory Development Plan or any supplementary Regulatory Activities by MTPC, its Affiliates, or MTPC Distributors, Regeneron shall provide sufficient information for MTPC to determine whether to adopt such Manufacturing Process Improvements. The Parties shall, at the JMC, and, if requested by MTPC, at any other Committees, discuss and mutually agree upon whether to adopt such Manufacturing Process Improvements and if so, the appropriate timing to adopt such Manufacturing Process Improvements. For clarity, MTPC shall be responsible for any Costs relating to Development or Regulatory Activities for the Product resulting from any Manufacturing Process Improvement. If MTPC elects not to adopt any such Manufacturing Process Improvement for the Product in the Territory, such that at any time the Product would need to be Manufactured in any manner other than Regeneron’s method of Manufacturing of the Product with such Manufacturing Process Improvement (such requested manner, the “Alternate Manufacturing”), then Regeneron may, in its discretion, (a) perform such Alternate Manufacturing or (b) transfer a portion or all of such Alternate Manufacturing activities to one or more Third Parties at MTPC’s cost, provided that in such case Regeneron shall remain responsible for the performance of such Third Parties.
ARTICLE IX
RECORDS AND REPORTING
9.1    Reports. In addition to the reports required to be provided pursuant to Article VII, MTPC will provide reports to Regeneron within thirty (30) days of the end of each Calendar Quarter during the Term summarizing MTPC’s Development and Commercialization activities under this Agreement during such Calendar Quarter, including a general description of any clinical development activities, Regulatory Activities, and Sales and Marketing Activities by MTPC during such Calendar Quarter, and the date of the First Commercial Sale in a country (if applicable), if such activities occurred during such Calendar Quarter.
9.2    Purchase Price Records. MTPC will keep and maintain, and shall cause its Affiliates and MTPC Distributors to maintain, for five (5) years after the applicable book or record was created, or such longer period as may be required by Applicable Law, complete and accurate

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

books and records necessary to permit calculation and verification of the Purchase Price Adjustments due under Article VII.
9.3    Audits.
9.3.1    Upon not less than thirty (30) days prior written Notice to MTPC and not more often than once each Calendar Year, Regeneron may have an independent certified public accountant selected by Regeneron and reasonably acceptable to MTPC, examine during regular business hours the books and records required to be maintained under Section 9.2 and/or books and records of the Costs under Section 4.3.2(b), at Regeneron’s expense, for the sole purpose of verifying the accuracy of the Purchase Price Adjustments payable to Regeneron hereunder and the associated reports furnished by MTPC with respect thereto, and/or the MTPC Cost Share, and solely for prior periods covering, for any particular audit, no more than the three (3) full Calendar Years prior to the date of such audit. Any amounts shown to be owed but unpaid as a result of such audit shall be paid within thirty (30) days from the accountant’s report (plus interest on such amounts pursuant to Section 7.8), unless challenged as provided below. Any amounts shown to have been overpaid shall be refunded to MTPC within thirty (30) days from the accountant’s report. Regeneron shall bear the full cost of such audit unless such audit discloses an underpayment of more than [***] of the amounts paid during such audit period, in which case MTPC shall bear the full reasonable out-of-pocket, external cost of such audit.
9.3.2    If MTPC challenges the results of the audit in good faith, MTPC shall be entitled at its own cost and expense to obtain a second independent certified public accountant to confirm the accuracy of the first audit. If the results of the confirmatory audit are substantially similar to the results of the first audit, any amounts owed or overpaid by MTPC shall be paid or refunded in accordance with the procedures above. If the results of the confirmatory audit are not substantially similar to the results of the first audit, each Party shall cause its respective auditors to identify the discrepancy and to agree on a final amount owed or overpaid (as the case may be) by MTPC that shall be final and binding on the Parties. If the auditors cannot resolve the discrepancy, the Parties shall submit the matter to the JSC. In the event that the JSC is unable to resolve such discrepancy within ten (10) Business Days (but excluding any scheduled corporate holidays at either Party’s head office) of receipt by a Party of Notice of such dispute, either Party may submit the dispute to the Executive Officers for resolution, with neither Party’s Executive Officers having the final right to decide the resolution of the dispute.
ARTICLE X
INTELLECTUAL PROPERTY PROVISIONS
10.1    Inventions.
10.1.1    Regeneron will retain sole ownership of all Regeneron Inventions and MTPC shall retain sole ownership of all MTPC Inventions. Each Party shall retain joint ownership of any Joint Inventions. During the Term, each Party shall have full rights to exploit and license such Joint Inventions (and any patent rights or other intellectual property rights therein or thereto), without the consent of the other Party or any obligation or requirement of an accounting to the other Party, (a) in the case of MTPC, solely in the Territory (subject to Regeneron’s reservation

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

of rights under Section 2.10), and (b) in the case of Regeneron, solely outside the Territory. During the Term, neither Party shall exploit and/or license any such Joint Inventions (and any patent rights or other intellectual property rights therein or thereto), without the consent of the other Party, (x) in the case of MTPC, outside the Territory, and (y) in the case of Regeneron, in the Territory. Following the Term, each Party shall have full rights to exploit and license any Joint Invention (and any patent rights or other intellectual property rights therein or thereto) anywhere in the world, without the consent of the other Party or any obligation or requirement of an accounting to the other Party, and each Party hereby grants to the other Party any consents necessary to exploit and license any Joint Invention in accordance with this sentence, without prejudice to the need for such consents to be separately and expressly granted under this Section 10.1.1 or Section 10.1.3. The Parties shall mutually determine, on a case-by-case basis, which Party shall have primary responsibility for the preparation, filing, prosecution and maintenance of any patents or patent applications claiming or covering Joint Inventions. MTPC shall bear all external fees and costs incurred with respect to preparation, filing, prosecution and maintenance of such patents or patent applications for Joint Inventions in the Territory and Regeneron shall bear all fees and costs incurred with respect to preparation, filing, prosecution and maintenance of such patents or patent applications for Joint Inventions outside of the Territory. The Party who is responsible for filing any such patent applications for the Joint Inventions will be termed the “Lead Party”. The Lead Party shall confer with and keep the non-Lead Party reasonably informed regarding the status of such activities, including by providing the non-Lead Party a reasonable opportunity to review and comment on in advance any material filings and correspondence with applicable patent offices. The Lead Party and non-Lead Party shall agree in advance on a general patent prosecution strategy for Joint Inventions addressing, among other things, the scope of claims to be pursued and the countries in which patents covering Joint Inventions will be filed and prosecuted. If the Parties do not agree in advance on such strategy or on the content of any such filings, the Lead Party shall have the right to make the decision using its reasonable judgment as necessary to obtain appropriately broad coverage for the applicable Joint Invention; provided that Lead Party shall reflect any reasonable comments offered by non-Lead Party in any final filings submitted to Governmental Authority to the extent such comments are intended to prevent any detrimental effect on the prosecution, maintenance and enforcement of patents owned or Controlled by such non-Lead Party for the Product, unless the Lead Party reasonably determines such comments to be detrimental to the prosecution, maintenance or enforcement of any patents owned or Controlled by Lead Party for the Product. In the event that the Lead Party desires to abandon or cease prosecution or maintenance of any patent or patent application claiming or covering any Joint Invention, such Party shall provide prompt notice to the non-Lead Party of such intention. In such case, no later than thirty (30) days after such notice from the Lead Party intending to abandon or cease prosecution or maintenance, upon the non-Lead Party’s written election, such non-Lead Party shall have the right to assume prosecution and maintenance of such patent or patent application at its’ own expense.
10.1.2    Each Party will cause all Persons who perform clinical development activities or regulatory activities for such Party or its Affiliates, MTPC Contractors or MTPC Distributors under this Agreement to be under an obligation to assign their rights in any inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).
10.1.3    Each Party will promptly disclose to the other Party, in writing, and will cause its Affiliates, MTPC Contractors, MTPC Distributors, agents, and independent contractors to so disclose to the other Party, any Regeneron Invention relating to Development or Commercialization of the Product in the Territory, Joint Inventions or MTPC Inventions conceived, made or generated by such Party which are, in such Party’s reasonable judgment, potentially patentable. MTPC will have the option but not the obligation to prepare, file, prosecute and maintain MTPC Inventions on a worldwide basis, at MTPC’s sole cost and expense. MTPC will consider in good faith any requests and suggestions of Regeneron with respect to strategies for filing and prosecuting MTPC Inventions outside of the Territory and will keep Regeneron informed of progress with regard to the preparation, filing, prosecution and maintenance of MTPC Inventions. For clarity, all MTPC Inventions preparation, filing, prosecution and maintenance in the Territory shall be in MTPC’s sole discretion. MTPC hereby grants to Regeneron, a non-exclusive, fully paid, irrevocable, fully sublicensable (through multiple tiers) license, under the MTPC Inventions and Joint Inventions (and any patents or other intellectual property rights therein or thereto), to research, develop, use, make, have made, import, offer for sale, sell and otherwise commercialize Products outside the Territory during the Term. Following the Term, the license in the previous sentence shall automatically become perpetual and worldwide, except in the cases of termination pursuant to Section 15.5 by MTPC upon Regeneron’s material breach, or by Regeneron under Section 15.6. If MTPC wants to exploit or license any Joint Invention or MTPC Invention outside the Territory, MTPC shall obtain Regeneron’s prior written consent. In the event that MTPC desires to abandon or cease prosecution or maintenance of any patent or patent application claiming or covering any MTPC Invention outside Territory, MTPC shall provide prompt notice to the Regeneron of such intention. In such case, no later than thirty (30) days after such notice from MTPC intending to abandon or cease prosecution or maintenance, upon Regeneron’s written election, Regeneron shall have the right to assume prosecution and maintenance of such patent or patent application at its’ own expense. In such case, Regeneron shall keep MTPC reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of such patent for such MTPC Invention, including content, timing and jurisdiction of the filing of such patent for such MTPC Invention. Regeneron will provide MTPC with copies of, and an opportunity to review and provide comment on, any material filings and correspondence with applicable patent offices. The Parties will discuss in good faith the incorporation of MTPC’s proposed comments to avoid any inconsistency with MTPC’s global patent strategy. If Regeneron does not provide such election within thirty (30) days after such notice from MTPC, MTPC may, at its sole discretion, continue prosecution and maintenance of such patent for the MTPC Invention or discontinue prosecution and maintenance of such patent for the MTPC Invention.
10.2    Patent Prosecution and Maintenance. Regeneron will use Commercially Reasonable Efforts to prepare, file, prosecute and maintain (a) the Patents and (b) any patent or patent application claiming or covering a Regeneron Invention directed to the use or planned use of the Product in the Field in the Territory under this Agreement, in each case, at Regeneron’s sole cost and expense. Regeneron will consider in good faith any requests and suggestions of MTPC with respect to strategies for filing and prosecuting the Patents in the Territory and will keep MTPC

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

informed of progress with regard to the preparation, filing, prosecution and maintenance of such Patents. In the event that Regeneron desires to abandon or cease prosecution or maintenance of any Patents in the Territory, Regeneron shall provide prompt notice to MTPC of such intention. In such case, no later than thirty (30) days after such notice from Regeneron, upon MTPC’s written election, MTPC shall have the right to assume prosecution and maintenance of such Patent at MTPC’s expense; provided however that MTPC shall have no right to assume prosecution and maintenance of such Patent unless abandonment of such Patent causes substantial loss of patent rights for the Product in the Territory. In such case, MTPC shall keep Regeneron reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of such Patent, including content, timing and jurisdiction of the filing of such Patent. MTPC will provide Regeneron with copies of, and an opportunity to review and provide comment on, any material filings and correspondence with applicable patent offices. The Parties will discuss in good faith the incorporation of Regeneron’s proposed comments to avoid any inconsistency with Regeneron’s global Patent strategy. If MTPC does not provide such election within thirty (30) days after such notice from Regeneron, Regeneron may, at its sole discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent.
10.3    Enforcement of Patents against Infringement in the Territory.
10.3.1    Initiation. MTPC and Regeneron will each promptly notify the other in writing of any alleged or threatened infringement of the Patents by a Third Party, or any alleged or threatened assertion of invalidity of any of the Patents by a Third Party wherein such infringement is based upon the development, commercialization or an application to market any Anti-NGF Antibody Product by a Third Party in the Field in the Territory and of which such Party becomes aware. The notifying Party shall provide all relevant evidence of such infringement of which they are aware. Regeneron will have the first right, but not the obligation, to prosecute any such infringement at its own expense. MTPC shall have the right to join as a party to such suit, if permitted by Applicable Law, to recover its damages and participate with its own counsel; provided that Regeneron shall retain control of the prosecution of such suit. If Regeneron (i) does not commence an infringement action against such alleged or threatened infringement prior to the first to occur of (a) the expiration of the [***] following the first notice provided above with respect to such alleged infringement, or (b) if such [***] period would exceed the time limit set forth in appropriate laws and regulations for filing of such actions, the beginning of the [***] period before such time limit; or (ii) notifies MTPC in writing that it has no intention of commencing an infringement action against such alleged or threatened infringement, whichever comes first, then [***].
10.3.2    Cooperation.
(a)    In the event Regeneron brings an infringement action in the Territory of [***] pursuant to this Section 10.3, MTPC will cooperate fully, including, the furnishing of a power of attorney solely for such purpose or to join or be named as a party to such action if permitted by Applicable Laws. Regeneron shall have the sole and exclusive right to, and shall use Commercially Reasonable Efforts to, initiate, defend and/or settle and to take other actions that Regeneron, in its sole discretion, deems to be proper, justified or necessary in any such infringement

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

action, including any proceeding involving the infringement, suspected infringement or validity of the Patents; provided, however, that Regeneron shall not have the right to settle such patent infringement litigation in a manner that imposes any costs or liability on, or involves any admission by, MTPC without the express written consent of MTPC, not to be unreasonably withheld, delayed or conditioned. Regeneron will provide MTPC with copies of all pleadings and other documents filed with the court and will consider reasonable input from MTPC during the course of the proceedings.
(b)    [***].
10.3.3    Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Section 10.3.1 (whether by way of settlement or otherwise) will be (a) first, allocated to reimbursement of unreimbursed legal fees and expenses incurred by the Party paying for the proceeding, then toward reimbursement of any of unreimbursed legal fees and expenses (if any) of the other Party reasonably incurred in connection with such proceeding, and (b) second, the remainder will be divided between the Parties as follows: [***].
10.4    Invalidity or Unenforceability Defenses or Actions. If a Third Party asserts, as a defense or as a counterclaim in any action or proceeding with respect to an infringement action under Section 10.3, that any Patent is invalid or unenforceable, then Regeneron, through the counsel engaged by Regeneron pursuant to Section 10.3, shall respond to such defense or defend against such counterclaim (as applicable); provided, that the Parties shall fully discuss and seek to agree on the strategy of such response, considering and accommodating MTPC’s and Regeneron’s global intellectual property litigation positions in all such decisions that may impact such global positions. The Parties’ reasonable and documented out-of-pocket costs and expenses of conducting any such action or proceeding shall be entirely borne by the Party that is paying for such infringement action under Section 10.3.
10.5    Administrative Patent Proceedings. Each Party will notify the other within ten (10) days of receipt by such Party of information concerning the request for, or filing or declaration of, any reissue, post-grant review, inter partes review, derivation proceeding, supplemental examination, interference, opposition, reexamination or other administrative proceeding relating to Patents in the Territory. The Party controlling the prosecution of the respective Patents shall control the course of action with respect to any such proceeding, but the Parties will reasonably consult with one another in an effort to agree with respect to decisions on whether to initiate or how to respond to such a proceeding, as applicable, and the course of action in such proceeding, including settlement negotiations and terms. Notwithstanding the foregoing, if any proceeding under this Section 10.5 involves Patents involved in an infringement action under Section 10.3, any decisions on whether to initiate or how to respond to such a proceeding, as applicable, and the course of action in such proceeding shall be made by the Party controlling such Third Party infringement action in consultation with the other Party. All costs incurred in connection with any proceeding under this Section 10.5 relating to the Patents shall be borne solely by the Party that is controlling such activities.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

10.6    Joint Inventions. If a Third Party asserts, as a defense or counterclaim in any action or proceeding with respect to patent rights in a Joint Invention, that any such patent right is invalid or unenforceable, then Regeneron shall respond to such defense or defend against such counterclaim (as applicable) if the proceeding is with respect to patent rights outside the Territory, and MTPC shall do so if the proceeding is with respect to patent rights inside the Territory. If either party wishes to initiate an infringement or other action with respect to patent rights in a Joint Invention, the Parties will review and confer as to the appropriate strategy before commencing such action.
10.7    Third Party Infringement Claims. In the event that a Third Party makes any claim, gives notice, or brings any suit or other inter partes proceeding against MTPC, its Affiliates, MTPC Contractors or MTPC Distributors, that the Development or Commercialization of the Product in the Territory infringes or misappropriates any intellectual property rights of such Third Party ("Third Party Infringement Claim"), in each case, Regeneron will cooperate with MTPC as to potential strategies to defend against any Third Party Infringement Claim, consistent with the overall goals of this Agreement, including by being joined as a party and/or asserting any Know-How or Patents against such Third Party. Regeneron shall reasonably cooperate with MTPC in connection with any such defense. In such event, MTPC shall not enter into settlement, consent judgment, or other voluntary final disposition of such claim without consent of Regeneron, if such settlement imposes any costs or liability on, or involves any admission by Regeneron, such consent shall not be unreasonably withheld, delayed or conditioned. In the event that a Third Party makes any claim, gives notice, or brings any suit or other inter partes proceeding in the Territory against Regeneron or its Affiliates, that the Manufacture of the Product inside or outside the Territory infringes or misappropriates any intellectual property rights of such Third Party in the Territory, Regeneron will defend against such claim, consistent with the overall goals of this Agreement. In such event, Regeneron shall not enter into settlement, consent judgment, or other voluntary final disposition of such claim without consent of MTPC, if such settlement imposes any costs or liability on, or involves any admission by MTPC, such consent shall not be unreasonably withheld, delayed or conditioned.
10.8    Trademarks.
10.8.1    Global Brand and Trademarks. The goal of the Parties is to obtain and maintain consistent global branding and Trademarks for the Product. Through the JSC, Regeneron shall consider recommendations provided by MTPC to Regeneron regarding the selection of the names, marks and logos to be used for Products outside the Territory for purposes of selecting such names, marks and logos that can also be used within the Territory as part of a global brand, but Regeneron is under no obligation to adopt or use any such recommendations. Regeneron shall be free to select any Trademarks that it Controls for use in the Field with the Product outside of the Territory in its sole discretion.
10.8.2    Potential Trademark License. In the event that the Regeneron decides to offer MTPC the right to use, in the Territory and the Field with respect to the Commercialization of the Product, any Trademark Controlled by Regeneron or its Affiliates, Regeneron will offer a license to such Trademark in a Notice under this Agreement naming the relevant Trademark. Nothing in this Agreement shall obligate Regeneron to offer or grant such a Trademark license.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

10.8.3    Trademark License. Following such Notice from Regeneron, and effective immediately upon MTPC’s provision of Notice that it accepts such license from Regeneron naming the relevant Trademark, Regeneron hereby grants to MTPC an exclusive, royalty-free license to use such Trademark solely in connection with MTPC’s Development and Commercialization of Product in the Field in the Territory in compliance with this Agreement (the “Trademark License”) and quality standards required by Regeneron. Such Trademark Controlled by Regeneron or its Affiliates shall be considered, solely with respect to the Territory, a “Regeneron Product Trademark.” Any and all goodwill derived from the use of such Trademark Controlled by Regeneron or its Affiliates shall inure solely to the benefit of Regeneron or its Affiliates. Unless otherwise mutually agreed between the Parties, Regeneron (or its Affiliate, as appropriate) shall own and retain all right, title and interest, and all goodwill, in and to such Trademark Controlled by Regeneron (or such Affiliate). Upon request by either Party, the other Party shall (or shall cause its Affiliates, as appropriate, to) execute such documents as may reasonably be required for the purpose of recording with any Governmental Authority the Trademark License.
10.8.4    MTPC Selected Trademark. If MTPC does not accept the foregoing offer of a license to a Trademark Controlled by Regeneron or its Affiliates from Regeneron, or if Regeneron does not make such a license offer, including if MTPC reasonably determines that it is not appropriate, due to local considerations in the Territory, to use such Trademark in connection with MTPC’s Development and Commercialization of Product in compliance with this Agreement, then MTPC will select, considering the global positioning for the Product, other Trademark(s) for sale of the Product in such country in the Territory, subject to Regeneron’s prior approval at its reasonable discretion, such approval shall not be unreasonably withheld, conditioned or delayed. If approved, each such Trademark selected by MTPC shall be an “MTPC Product Trademark.”
10.8.5    Trademark Usage. MTPC agrees that its and its Affiliates’, MTPC Contractors and MTPC Distributors’ use of any Product Trademarks and Regeneron Trademarks shall comply with this Agreement, all Applicable Law and Regeneron’s Trademark policies. MTPC will refrain from any use of Product Trademarks and Regeneron Trademarks in a manner that threatens to damage the goodwill associated with the respective Trademarks or which threatens to tarnish the reputation or otherwise reflect unfavorably upon the owner of the Trademarks. MTPC shall not during or after the term of the Agreement, anywhere in the world, take any action that in Regeneron’s sole and absolute discretion impairs or contests or is likely to impair or contest the validity of the Regeneron’s right, title and interest in and to any Product Trademarks or Regeneron Trademarks including, but not limited to, using, or filing an application to register, any word, mark, symbol or device, or any combination thereof, that is confusingly similar to or dilutes the distinctiveness of any of Product Trademarks or Regeneron Trademarks. If MTPC takes any such action, then Regeneron has the right to terminate the Trademark License immediately upon notice to MTPC.
10.8.6    Ownership, Filing, Prosecution and Maintenance for Product Trademarks. MTPC will coordinate and collaborate with Regeneron to secure all rights to Regeneron or MTPC (taking into account Applicable Law, the requirements of applicable Regulatory Authorities, and the interests of the then-current owner of the Product Trademark as between the Parties), in the Product Trademarks for use in connection with the Commercialization

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

of Products in the Territory for use in the Field. The Party that owns Product Trademarks will be responsible for (and shall control) the filing, prosecution, maintenance, enforcement and defense of all registrations of the Product Trademarks in the Territory, and will be responsible for the payment of any costs incurred by such Party relating to filing, prosecution, maintenance, defense and enforcement of the Product Trademarks in the Territory; provided, however, that the non-owning Party may elect at its expense to participate in the defense or enforcement of the Product Trademarks in the Territory (and shall have the right to lead such defense or enforcement in the event the owning Party fails to do so). In any event, each Party will provide to the other Party prompt written Notice of any actual or threatened infringement of Product Trademarks in the Territory.
10.8.7    Product Labeling and Patent Rights Marking. Subject to Applicable Law, MTPC will identify Regeneron as the manufacturer of the Product (including on package inserts, packaging and trade packaging for, and samples of, Product), using the Regeneron Trademarks designated by Regeneron for such use, in a manner approved in advance in writing by both Parties and in accordance with (and subject to) the Trademark License. To the extent reasonable and customary in the industry for such Products, MTPC will mark all Products sold by MTPC with appropriate Product Trademarks and patent numbers to the extent permitted by Applicable Law in the country within the Territory where such Product is sold. Any and all goodwill derived from the use of the Regeneron Trademarks shall inure solely to the benefit of Regeneron. MTPC may, in its sole discretion, include any MTPC Trademarks on the Product, and on the labels, packaging, promotional materials and other materials therefor. Any and all goodwill derived from the use of the MTPC Trademarks shall inure solely to the benefit of MTPC.
10.8.8    Quality Control. All use by MTPC, its Affiliates, MTPC Contractors and MTPC Distributors of the Product Trademarks and Regeneron Trademarks shall be in accordance with (a) rules established by the JCC and (b) quality standards established by the JCC which are reasonably necessary in order to preserve the validity and enforceability of the Product Trademarks and Regeneron Trademarks. During the Term, MTPC shall submit samples of promotional materials, Product-related materials, package inserts, packaging, trade packaging, and the like to Regeneron for its prior approval, including approval of the usage of any Product Trademarks or Regeneron Trademarks, which approval shall not be unreasonably withheld or delayed, at least thirty (30) days before dissemination of such materials. Failure of Regeneron to object within such thirty (30) day period shall constitute approval of such MTPC materials. If Regeneron objects within such thirty (30) day period, then the Parties shall discuss changes to such MTPC materials in good faith and shall resolve any dispute regarding such changes through the dispute resolution procedures applicable to a Legal Dispute in Article XVI.
ARTICLE XI
CONFIDENTIALITY, PUBLICATION AND PUBLICITY
11.1    Confidentiality. All Confidential Information disclosed by or on behalf of one Party to the other Party hereunder will be maintained in confidence by the receiving Party and will not be disclosed to a Third Party or used for any purpose other than for purposes of exercising a such Party’s rights or performing such Party’s obligations hereunder pursuant to the terms of this Agreement, except as follows:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

11.1.1    If a Party reasonably believes that the Confidential Information of the other Party is required to be disclosed to any Regulatory Authority or governmental or other regulatory agency in order to obtain patents, Regulatory Approval, Marketing Approval or any other approval to conduct clinical trials or to market a Product (or to otherwise perform a Party’s obligations hereunder), or to comply with applicable NASDAQ, Securities Exchange or Securities and Exchange Commission regulations (or the regulations of counterpart agencies within the Territory, or in other countries worldwide in which the Parties or their Affiliates are subject to such rules or regulations), then such disclosure may be made only to the extent reasonably necessary to obtain patents or approval, to perform such Party’s obligations or to comply with rules or regulations as appropriate, and such receiving Party shall seek confidential treatment to the extent reasonably practicable. When a Party seeks confidential treatment, such Party must provide to the other Party a copy of, and an opportunity for review and comment by such other Party on, the confidential treatment request, and consider all such comments in good faith, allowing a practicable period to review in compliance with Applicable Law or other applicable rules or regulations;
11.1.2    If a Party reasonably believes it is necessary or useful to be disclosed to employees, agents, consultants, Affiliates, MTPC Distributors, MTPC Contractors, and/or other Third Parties for the purpose of conducting activities permitted or required under this Agreement in accordance with this Agreement, Confidential Information of the other Party may be disclosed to such employees, agents, consultants, Affiliates, MTPC Distributors, MTPC Contractors, and/or other Third Parties only to the extent necessary, and only if such Persons are bound by confidentiality obligations at least as protective of such Confidential Information as the terms herein;
11.1.3    If a Party reasonably believes Confidential Information of the other Party is necessary to be disclosed to actual or prospective investors, lenders, real estate or equipment lessors or acquirers or other potential or current financing sources of a Party (collectively “Financing Sources”), such Confidential Information may be disclosed to such Financing Sources provided that the Financing Sources agree to be bound by confidentiality obligations at least as protective of such Confidential Information as the terms herein; or
11.1.4    If a Party reasonably believes that Confidential Information of the other Party is required to be disclosed by law or court order, then provided that, to the extent reasonably practicable, Notice of such disclosure is promptly delivered to the disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations, and provided further that the receiving Party works in good faith with the disclosing Party to seek confidential treatment of such disclosure and to disclose only to the extent reasonably necessary to comply with the applicable law or court order, such Confidential Information may be disclosed to the extent legally required.
11.2    Disclosure of this Agreement. Neither Party will release to any Third Party or publish in any way any non-public information regarding the existence, terms and conditions of this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed, except for the disclosure to Financing Sources who are subject to a signed confidentiality agreement, and except pursuant to Section 11.3, 11.4 and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

except to the extent required to comply with Applicable Laws or with applicable NASDAQ, Securities Exchange or Securities and Exchange Commission regulations (or the regulations of counterpart agencies within the Territory, or in other countries worldwide in which the Parties or their Affiliates are subject to such rules or regulations); provided that such disclosure may be made only to the extent reasonably necessary to comply with rules or regulations as appropriate, and such receiving Party shall seek confidential treatment to the extent reasonably practicable. When a Party seeks confidential treatment, such Party must provide to the other Party a copy of, and an opportunity for review and comment by such other Party on, the confidential treatment request, and consider all such comments in good faith, allowing a practicable period to review in compliance with Applicable Law or other applicable rules or regulations.
11.3    Publications.
11.3.1    Peer Reviewed Journal Submissions. Both Parties will submit any proposed publication or presentation containing material information regarding clinical or non-clinical trial results for, or similar information regarding, the safety or efficacy of the Products (a “Publication”) to the other Party at least forty-five (45) days prior to submitting it to any Third Party for publication in a peer reviewed journal, which shall be provided in English; provided, that Regeneron shall only be required under this Agreement to provide Publications to MTPC in connection with studies conducted at least in part in the Territory plus the Ongoing Phase 1 Trial. For the avoidance of doubt, Publications exclude marketing materials.
(a)    The other Party will have thirty (30) days after receipt of the draft Publication to review and comment on such draft. The publishing Party will consider such other Party’s comments in good faith.
(b)    Upon Notice within such thirty (30) day period by the other Party that it reasonably believes the Publication would amount to the public disclosure of such other Party’s Confidential Information and/or negatively impact such other Party’s intellectual property position, submission of the concerned Publication to Third Parties will be delayed for a thirty-five (35) day period from the date of said Notice for appropriately deleting Confidential Information from the proposed Publication or drafting and filing a patent application with respect to any subject matter to be made public in such Publication. Notwithstanding the foregoing, neither Party shall be restricted hereunder from making any publication or disclosure to extent required to comply with Applicable Law.
11.3.2    Other Publications. For all other Publications, including but not limited to poster presentations, abstract submissions, investor presentations and the like, both Parties will submit such proposed Publications at least twenty (20) Business Days prior to submitting it to any Third Party for publication or disclosure. For the avoidance of doubt, Publications exclude marketing materials.
(a)    The other Party will have ten (10) Business Days after receipt of the draft Publication to review and comment on such draft.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(b)    Upon Notice within such ten (10) Business Day period by the other Party that it reasonably believes the Publication would amount to the public disclosure of such other Party’s Confidential Information and/or negatively impact such other Party’s intellectual property position, submission of the concerned Publication to Third Parties will be delayed for a thirty five (35) day period from the date of said Notice for appropriately deleting Confidential Information from the proposed Publication or drafting and filing a patent application with respect to any subject matter to be made public in such Publication. Notwithstanding the foregoing, neither Party shall be restricted hereunder from making any publication or disclosure to extent required to comply with Applicable Law.
(c)    For all proposed Publications, each Party will cooperate in good faith with the other Party to achieve the business objectives of the proposed Publication and the publishing Party will in good faith take into account reasonable comments from the other Party.
11.4    Publicity. Regeneron and MTPC will issue a press release in a form mutually agreed to by the Parties within three (3) Business Days of the execution of this Agreement. Any other news release or other public announcement regarding this Agreement or the Development or Commercialization of Product in the Territory that either Party wishes to release will first be provided to the other Party for review at least seven (7) Business Days in advance, and the submitting Party will in good faith take into account reasonable comments from the other Party. Notwithstanding any other provision of this Agreement, (a) each Party will have the right, without consent of the other Party, to make disclosures regarding any matter related to this Agreement that such Party reasonably believes is required to comply with Applicable Law, and (b) the requirement that a publication, news release or other public announcement be provided to the other Party for review seven (7) Business Days in advance will not apply if such Party reasonably believes that Applicable Law requires the issuance thereof sooner than seven (7) Business Days; provided, that if Applicable Law does not permit such seven (7) Business Days’ notice, the disclosing Party will provide the other Party prior notice, and such time to comment, as Applicable Law permits.
11.5    Employees and Consultants. Each Party hereby agrees and covenants that all of its employees and consultants and all of the employees and consultants of its Affiliates who participate in any activities under this Agreement or have access to any Confidential Information are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information in confidence and not to use or transfer such information or materials except as expressly permitted hereunder. Each Party agrees to use, and to cause its Affiliates to use, reasonable commercial efforts to enforce such obligations.
ARTICLE XII
REPRESENTATIONS AND WARRANTIES
12.1    Mutual Representations and Warranties. Each Party hereby represents, warrants and covenants to the other Party that, as of the Effective Date:
12.1.1    Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.
12.1.2    Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.
12.1.3    Execution of this Agreement. The individuals executing this Agreement for each Party have been duly authorized to execute and deliver this Agreement on behalf of each Party.
12.1.4    Certification. During the term of this Agreement, each Party shall, upon the other Party’s reasonable request, certify in writing from time to time its compliance with the representations, warranties, covenants and certifications contained in Sections 13.3 and 13.4.
12.1.5    No Conflict. To the each Party’s knowledge, it has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise conflict with or adversely affect the rights granted to the other Party under this Agreement, and its performance and execution of this Agreement will not result in a breach of any other contract to which it is a Party.
12.1.6    No Litigation. It is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity or enforceability of this Agreement.
12.1.7    Consents. All necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.
12.2    MTPC’s Representations and Warranties. MTPC hereby represents and warrants to Regeneron that as of the Effective Date MTPC has no knowledge of any pending filing, complaint, matter or action against or involving either MTPC or its Affiliates with any Regulatory Authority that could be reasonably anticipated to have a material adverse effect on its ability to obtain Regulatory Approvals for a Product in any country or region of the Territory.
12.3    Regeneron’s Representations and Warranties. Regeneron hereby represents and warrants to MTPC as of the Effective Date:
12.3.1    Patents, Know-How and Materials. Regeneron Controls the Patents, Know-How and Materials. To the best of Regeneron’s knowledge, Regeneron has taken commercially reasonable measures consistent with industry practice, to conduct the filing, prosecution and maintenance of the Patents in accordance with respective Applicable Laws to ensure

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

that such Patents are either issued or pending with the applicable governmental agency, and any and all maintenance fees, annuity fees and renewal fees with respect to any of the Patents that are due and payable have been paid.
12.3.2    Title; Encumbrances. Regeneron has sufficient legal and/or beneficial title, ownership or license, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or claims of any kind, as necessary to sell and transfer the Products to MTPC as contemplated by this Agreement, the Clinical Supply Agreement and the Commercial Supply Agreement.
12.3.3    No Conflict. Regeneron has not granted any assignment, license, covenant not to sue, or other similar interest or benefit, exclusive or otherwise, to any Third Party relating to any Patent, Know-How or Material that conflicts with or limits the rights granted to MTPC hereunder.
12.3.4    Confidentiality. Regeneron and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Know-How that constitutes trade secrets under Applicable Laws (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring such employees, consultants and independent contractors to maintain the confidentiality of such Know-How) and, to Regeneron’s knowledge, such Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements.
12.3.5    No Claims of Third Party Rights. Regeneron has not received any written notice, claim or demand from any person or entity (a) asserting that the research, development, manufacture, use and sale of any Product in the Field in the Territory infringes a Third Party patent or misappropriates any trade secrets or any other intellectual property of a Third Party, or (b) challenging the validity, enforceability or ownership of any Patents.
12.3.6    No Exercise of Patent Rights and Know-How. Except as otherwise expressly provided in this Agreement, Regeneron shall not conduct any activities, including any license, assignment, or other transfer to any Third Party any Patents, Know-How, Regeneron Inventions, Regeneron’s interest in any Joint Inventions or Regeneron Product Trademark, in each case, in a manner that would conflict with any rights granted to MTPC hereunder, including rights granted to MTPC under Article 2, regardless of whether a specific country in the Territory recognizes a general principle of patent exhaustion doctrine applicable to MTPC’s import of the Product into such country in accordance with the terms of this Agreement.
12.3.7    Material Agreement. Regeneron and its Affiliates shall be fully responsible for any obligations under any agreements of Regeneron or its Affiliates with any Third Party relating to any of the activities to be performed under this Agreement, including any payments owed to Sanofi or any of its Affiliates as a result of the sale of the Product in the Territory under that certain Amended and Restated License and Collaboration Agreement dated November 10, 2009, by and between Aventis Pharmaceuticals Inc., Sanofi-Aventis Amerique Du Nord and Regeneron

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Pharmaceuticals, Inc., and Regeneron represents that no such obligation conflicts with any rights granted to MTPC hereunder.
12.4    Limitation on Warranties; No Implied Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PRODUCTS, THE PATENTS, THE KNOW-HOW, THE MATERIALS, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR HEREIN, NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY REGENERON THAT THE PATENTS AND KNOW-HOW ARE NOT INFRINGED BY ANY THIRD PARTY OR THAT THE PRACTICE OF THE PATENTS OR KNOW-HOW DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.
ARTICLE XIII
OTHER COVENANTS AND AGREEMENTS
13.1    Compliance with Law.
13.1.1    MTPC will comply with all Applicable Laws related to its Development and Commercialization of the Products. Without limiting the generality of the foregoing, MTPC will not promote any of the Products in a manner that would conflict with Applicable Law.
13.1.2    MTPC will conduct all post-marketing non-approval clinical trials in a manner consistent with Product labeling, including all package inserts for Product, except to the extent otherwise required by Applicable Law, and will conduct all such trials in accordance with Applicable Law.
13.1.3    Regeneron will comply with all Applicable Laws related to its development in the event of Joint Development Studies. Without limiting the generality of the foregoing, Regeneron shall Manufacture or have Manufactured the Products in compliance with the Applicable Laws.
13.1.4    Each Party shall comply with Japanese tax laws in connection with the activities to be performed under this Agreement.
13.2    Performance Through Affiliates. Each Party may discharge any obligation and exercise any right hereunder through any of its Affiliates (without an assignment of this Agreement) with prior written notice to the other Party.
13.3    Anti-Corruption Compliance. With respect to its performance under this Agreement, the Parties hereby represent, warrant, covenant and certify the following:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(a)    Neither Party nor its Representatives has caused nor shall cause the other Party or its Affiliates to be in violation of the Anti-Corruption Laws, the U.S. Travel Act, or any other Applicable Law.
(b)    Each Party and its Representatives shall not with a corrupt intent directly or indirectly offer, promise, authorize, pay, or give any money, favor, advantage, bribe, kickback, or anything else of value to a Government Official (as defined below) or to any other individual or entity for purposes of obtaining, retaining, or directing business or any other improper advantage.
(c)    Each Party understands that “Government Official” means (i) a director, officer, employee, agent or representative of any government, military, or state-owned or affiliated entity or organization; (ii) any department, agency, corporate entity, instrumentality or political subdivision of any government or military; (iii) any person or commercial entity acting in an official capacity for or on behalf of any government or military; (iv) any candidate for political office, any political party or any official of a political party; (v) any officer, employee, agent or representative of any public international organization such as the United Nations or the World Bank; (vi) any member of a royal family that may be influential in advancing such Party’s business interests; and/or (vii) any family member of any Government Officials described in this definition.
(d)    Neither Party, nor, its officers, directors or shareholders owning five percent (5%) or more of such Party’s or Affiliate’s fully diluted equity (collectively, “Interested Persons”) is a Government Official in the Territory. Each Party shall notify the other Party promptly if it becomes aware that (i) an Interested Person becomes such a Government Official or (ii) such a Government Official becomes an Interested Person or acquires a personal interest in the income of such Party.
(e)    Each Party will in good faith provide to the other Party and/or its Representatives and advisors, all documents and information of the character and type requested by the other Party in writing in the course of the other Party’s due diligence review relating to anti-corruption compliance; provided such review is reasonably related to the activities to be performed by such Party under this Agreement.
(f)    Each Party shall respond to the other Party’s requests for information, to the extent reasonable and related to each Party’s efforts to ensure compliance with the Anti-Corruption Laws, Export Control Laws, and any other Applicable Law.
(g)    Each Party shall and shall cause its Representatives to adequately and appropriately maintain books, records and related material documents, including but not limited to (i) invoices, receipts, financial documents, evidence of cash payments and (ii) copies of policies, procedures, controls, and records of compliance training and audits with respect to the Product (collectively “Compliance Records”) that reflect completely and in reasonable detail its transactions and other expenses related to the performance of its obligations and exercise its of rights under this Agreement and its compliance with the requirements under this Agreement and the compliance efforts discussed in the Committees. Each Party may in its sole discretion audit (either itself or using a Third Party retained by such Party) such Compliance Records of the other

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Party at any time during business hours upon reasonable notification, if such Party reasonably suspects that a material issue or a violation has or will occur with respect to the Anti-Corruption Laws, Export Control Laws, or any other Applicable Law. Each Party shall provide the other Party and its Representatives reasonable access to Compliance Records, with regard to the material documents described in (i) above, for ten (10) years, and with regard to the items described in (ii) above, for three (3) years after the creation of the applicable Compliance Record. Each Party may also reasonably suspend any payments owed to the other Party pursuant to this Agreement until such time that such Party has reasonably determined that such payment will not cause a violation of the Anti-Corruption Laws, Export Control Laws, or any other Applicable Law.
(h)    Each Party shall maintain and shall reasonably cause its Representatives to comply with policies and procedures which are (i) substantially consistent with the foregoing representations, warranties, covenants and certifications and (ii) in compliance with all Applicable Law applicable to each Party and their respective Representatives.
13.4    Export Control Laws.
(a)    Export Control Laws. In exercising its rights under this Agreement, each Party agrees to comply strictly and fully with U.S. export control laws, including the Arms Export Controls Act (22 U.S.C. Ch. 39), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. app. §§ 1 et seq.), the Export Administration Act of 1979 (50 U.S.C. app. §§ 2401 et seq.), International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, and all rules, regulations and executive orders relating to any of the foregoing, including but not limited to the International Traffic in Arms Regulations (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et. seq.), and the regulations administered by the Office of Foreign Assets Controls of the United States Department of the Treasury, and all export controls imposed on the Products by any country or organization or nations within whose jurisdiction each Party operates or does business (collectively, “Export Control Laws”). MTPC will not export or permit exportation of any part of the Products or any related technical data or any direct product of any related technical data, outside of the Territory or the United States without obtaining Regeneron’s prior written consent and any required written permission, license, or approval to do so from any Governmental Authority from whom Regeneron determines consent is required.
(b)    Restricted Destinations and End-Users. MTPC shall not (i) export, reexport or transfer any Products to any country that is subject to an embargo by the U.S. government (currently, Cuba, Iran, North Korea, Sudan, Syria, or the Crimea region of Ukraine) (collectively, the “Embargoed Countries”); (ii) export, reexport or transfer any Products to any instrumentality, agent, entity, or individual that is acting on behalf of, or directly or indirectly owned or controlled by, any governmental entity of any Embargoed Country; (iii) export, reexport or transfer any Products to a national of an Embargoed Country; or (iv) engage in any transactions or dealings with any organization, entity, or individual identified on the List of Specially Designated Nationals and Blocked Persons (“SDNs”) or the Foreign Sanctions Evaders List, which are both maintained by the Office of Foreign Assets Control of the U.S. Treasury Department, or the Entity List, Denied

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Persons List, or Unverified List, which are maintained by the Bureau of Industry and Security of the U.S. Commerce Department.
13.5    Obligation to Report. Each Party will immediately report to the other Party (i) any concerns, suspicions, or actual knowledge of violations of Anti-Corruption Laws, Export Control Laws or any other Applicable Law in connection with this Agreement, or (ii) if such Party becomes the subject of any formal or informal investigation, prosecution, or government or judicial determination related to such a violation of Anti-Corruption Laws, Export Control Laws, or any other Applicable Laws.
13.6    Obligation to Cooperate. Each Party will fully cooperate and cause its Representatives to cooperate with the other Party in such other Party’s review or investigation in relation to an actual or potential violation of any Applicable Law in connection with this Agreement. Each Party shall reasonably cooperate with the other Party in regard to any matter, dispute or controversy related to this Agreement and in which each Party may become involved and of which the other Party may have knowledge, and such obligation shall continue after the expiration or termination of this Agreement.
13.7    Termination for Non-Compliance. Each Party understands and acknowledges that, notwithstanding any provision contained herein, a violation of the foregoing Sections 13.3 or 13.4 by the other Party or any of its Representatives shall be deemed a material breach of this Agreement and will entitle such Party to (i) terminate this Agreement immediately for cause pursuant to Section 15.5 (for clarity, without the applicable cure period), and (ii) be indemnified for and held harmless against any and all damages, fines, penalties, disgorgements, settlements, determinations, or claims faced by or imposed on such Party or its respective Representatives to the extent attributable to the material breach of the foregoing Sections 13.3 or 13.4 by the other Party or any of its Representatives.
ARTICLE XIV
INDEMNIFICATION AND INSURANCE
14.1    Indemnity By MTPC. MTPC hereby agrees to defend, hold harmless and indemnify Regeneron and its Affiliates, licensees and development partners, and its and their agents, directors, officers and employees (the “Regeneron Indemnitees”) from and against any and all Third Party suits, claims, actions and proceedings and associated expenses (including court costs, legal expenses and attorneys’ fees) and damages and recoveries awarded with respect thereto (collectively “Losses”) incurred by a Regeneron Indemnitee in connection with any and all Third Party claims arising or resulting from: (a) any breach (or alleged breach) of any of the representations, warranties, covenants or agreements made by MTPC or obligations of MTPC under this Agreement, or (b) the Development or Commercialization of any Product in the Field in the Territory by or on behalf of MTPC or its Affiliates, MTPC Contractors or MTPC Distributors, or the use of any Regeneron Trademarks in connection therewith, except, in the case of either (a) or (b), to the extent such Losses arise from negligence, gross negligence or willful misconduct of a Regeneron Indemnitee.
14.2    Indemnity by Regeneron. Regeneron hereby agrees to defend, hold harmless and indemnify MTPC and its Affiliates, MTPC Contractors and MTPC Distributors and its and their agents, directors, officers and employees (the “MTPC Indemnitees”) from and against any and all

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Losses incurred by a MTPC Indemnitee in connection with any and all Third Party claims arising or resulting from (a) any breach (or alleged breach) of any of the representations, warranties, covenants or agreements made by or obligations of Regeneron under this Agreement, (b) the development or commercialization of the Product by or on behalf of Regeneron or its Affiliates or licensees outside the Territory, (c) any product liability caused by a defect in Manufacture caused by Regeneron (but not any Third Party Fill/Finish Provider) or (d) any product liability caused by a defect in Manufacture caused by a Third Party Fill/Finish Provider, except, in the case of (a) to (d), to the extent such Losses arise from negligence, gross negligence or willful misconduct of a MTPC Indemnitee; provided that, Regeneron’s indemnity obligation under clause (d) shall be limited to [***].
14.3    Procedure for Indemnification. If a Regeneron Indemnitee or a MTPC Indemnitee (as the case may be, an “Indemnitee”) wishes to seek indemnification hereunder, such Indemnitee will provide Notice to the Party obligated to indemnify the Indemnitee hereunder (the “Indemnifying Party”) of the Third Party claim giving rise to the obligation to indemnify as soon as reasonably practicable after receiving notice of such Third Party claim. The Indemnifying Party will have the right to assume and control the defense of any such Third Party claim for which it is obligated to indemnify the Indemnitee under this Agreement. The Indemnitee will cooperate with the Indemnifying Party (and its insurer) as the Indemnifying Party may reasonably request, and at the sole cost and expense of the Indemnifying Party. The Indemnitee will have the right to retain its own counsel, at the expense of the Indemnifying Party, if representation of such Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other Party represented by such counsel. In all other cases, the Indemnitee will have the right to participate in such defense, subject to the Indemnifying Party’s control, using its own counsel at its own expense. The Indemnifying Party will have no obligation to indemnify any Indemnitee in connection with any settlement made without the Indemnifying Party’s prior written consent; provided, that the Indemnifying Party does not unreasonably withhold, condition or delay any such written consent. The Indemnifying Party shall seek the prior written consent of the Indemnified Party for any settlement of a Third Party claim subject to indemnification hereunder (such consent to not be unreasonably withheld, delayed or conditioned) if such settlement would materially diminish or materially adversely affect the scope, exclusivity or duration of the Patents or Know-How, would require any payment by such Indemnified Party, would require an admission of legal wrongdoing in any way on the part of an Indemnified Party, or would effect an amendment of this Agreement (otherwise, no such consent shall be required). If the Indemnifying Party does not assume and conduct the defense of the Third Party claim as provided above, (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnitee as provided in this ARTICLE XIV.
14.4    Insurance. During the Term and for a minimum period of five (5) years thereafter and for an otherwise longer period as may be required by Applicable Law, each of Regeneron and MTPC will (i) use Commercially Reasonable Efforts to procure and maintain appropriate commercial general liability and product liability insurance in an amount not less than [***] United

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

States Dollars ($[***]) per occurrence and in the annual aggregate or (ii) procure and maintain adequate insurance by means of self-insurance in such amounts and on such terms as are consistent with normal business practices of large pharmaceutical companies in the life sciences industry. Such insurance shall insure against liability arising from this Agreement on the part of Regeneron or MTPC, respectively, or any of their respective Affiliates, due to injury, disability or death of any person or persons, or property damage arising from activities performed in connection with this Agreement. Any insurance proceeds received by a Party in connection with any Losses shall be retained by such Party and shall not reduce any obligation of the other Party.
ARTICLE XV
TERM AND TERMINATION
15.1    Term. The term (“Term”) of this Agreement will commence on the Effective Date and, unless earlier terminated as expressly provided below in this ARTICLE XV, will expire on the date that MTPC has ceased Developing Products and/or Commercializing the Product in all countries in the Territory.
15.2    Termination by Regeneron for Non-Payment. Regeneron may terminate this Agreement upon the failure of MTPC to pay any amount due hereunder, but solely in the event and after such failure continues for thirty (30) days after Regeneron has provided MTPC with written Notice of such failure (but no such termination shall occur if MTPC cures such failure prior to the end of such thirty (30) day period), and in any event subject to Section 15.7.
15.3    Termination by MTPC. MTPC shall have the right to terminate this Agreement in its entirety upon twelve (12) months’ prior written Notice to Regeneron. Each Party shall continue to meet its obligations under this Agreement during such twelve (12) month period. If, prior to any termination under this Section, Regeneron has entered into any non-cancellable and reasonable commitments, the Costs of which would be payable by MTPC had this Agreement continued beyond such termination, then MTPC shall pay Regeneron’s Costs associated with such commitments.
15.4    Termination by Regeneron for Change of Control. In the event of a Change of Control of MTPC, MTPC (or the applicable surviving entity) shall deliver to Regeneron written Notice of the closing of such transaction within five (5) days following such closing. Regeneron shall have the right, exercisable [***], to terminate this Agreement in its entirety upon Notice to MTPC (or such surviving entity); provided that, Regeneron shall not have the right to terminate this Agreement if [***].
15.5    Termination by Either Party for Breach or Insolvency. Either Party will have the right to terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:
15.5.1    Upon the material breach of any representations, warranties, covenants or obligations by the other Party if the breaching Party has not cured such breach within ninety (90) days after written Notice thereof (describing such breach in reasonable detail) by the non-breaching Party; and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

15.5.2    Immediately upon written Notice, if the other Party has filed a petition in bankruptcy, or if an involuntary petition in bankruptcy has been filed against the other Party and such petition will not be dismissed within sixty (60) days, or if a receiver or guardian has been appointed for the other Party, or upon or after the cessations of operations of the other Party.
15.6    Termination by Regeneron [***]. Regeneron shall have the right to terminate this Agreement in its entirety upon [***] prior written Notice to MTPC following the occurrence of either of the following:
15.6.1    [***]; or
15.6.2    [***].
Each Party shall continue to meet its obligations under this Agreement during such [***] period. If Regeneron terminates this Agreement pursuant to this Section 15.6, Regeneron shall upon the written request of MTPC delivered within [***] following such Notice of termination, [***].
15.7    Disputes Over Right to Terminate. With respect to efforts to terminate this Agreement for non-payment or breach under Sections 15.2 or 15.5, if the alleged breaching Party disputes in good faith the existence of a breach specified in a Notice provided by the other Party and/or the right to terminate this Agreement, then the non-breaching Party shall not have the right to terminate this Agreement hereunder unless and until such Dispute is resolved in accordance with ARTICLE XVI, and it has been determined that the alleged breaching Party has materially breached this Agreement and such Party fails to cure such breach within ninety (90) days following such decision (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within fifteen (15) days following such determination), and it is understood and agreed that during the pendency of such Dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder; provided, however, under no circumstance shall either Party be required to continue to conduct any activities under this Agreement if in the reasonable judgment of such Party, doing so would constitute a violation of Applicable Law or would raise material safety concerns.
15.8    Effect of Expiration or Termination of this Agreement for MTPC’s Cause. Upon (i) the expiration of this Agreement or (ii) termination of this Agreement by Regeneron pursuant to Section 15.2, by MTPC pursuant to Section 15.3, by Regeneron pursuant to Section 15.4, or by Regeneron for breach or insolvency by MTPC pursuant to Section 15.5, the following provisions of this Section 15.8 will apply:
15.8.1    Each Party will return the originals and any copies of the other Party’s Confidential Information; provided, that, each Party may retain copies of any Confidential Information that is subject to continuing rights hereunder and one copy of the other Party’s Confidential Information for the purposes of legal archive and monitoring its obligations hereunder and exercising any surviving rights and complying with Applicable Laws;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

15.8.2    Neither Party will be relieved of any liability or obligation of such Party that accrued, or which arose during or relates to any period, prior to the effective date of such expiration or termination, including any payment obligations; and
15.8.3    MTPC will grant to Regeneron as of the effective date of the expiration of this Agreement an exclusive, fully paid, perpetual, irrevocable, fully sublicensable (through multiple tiers) license to use the MTPC Product Trademarks that were actually used during the Term in the Commercialization of Product in the Territory (and Regeneron shall thereupon be fully responsible for all costs and expenses of, and shall have the right to control, the prosecution, maintenance, defense and enforcement of such MTPC Product Trademarks). If MTPC desires after the effective date of the expiration of this Agreement, MTPC may assign and transfer the right to the MTPC Product Trademarks to Regeneron at Regeneron’s expense.
15.9    Effect of Certain Terminations of this Agreement for MTPC’s Cause. Upon the termination of this Agreement by Regeneron pursuant to Section 15.2, by MTPC pursuant to Section 15.3, by Regeneron pursuant to Section 15.4, or by Regeneron for breach or insolvency by MTPC pursuant to Section 15.5, the following provisions of this Section 15.9 will apply (in addition to the provisions of Section 15.8):
15.9.1    MTPC will, in the manner and within the timeframes requested by Regeneron, (i) cease conducting any Development and Commercialization activities with respect to Product and (ii) discontinue making any representation regarding its status as a Development and Commercialization collaborator with the ability to distribute the Product in the Field in the Territory, subject, in either such case, to requirements of Applicable Laws and to a reasonable wind-down and transition period (not to exceed ninety (90) days);
15.9.2    MTPC will promptly (but in any event subject to Applicable Laws):
(a)    transfer to Regeneron or Regeneron’s designee all Regulatory Filings, Regulatory Approvals and Marketing Approvals, if such transfer is possible, or, if such transfer is not possible, then at Regeneron’s discretion (i) withdraw any such Regulatory Filings, Regulatory Approvals and Marketing Approvals for the Products and take all actions necessary or useful to support Regeneron’s or Regeneron’s designee’s submission and procurement of substitute regulatory filings and the achievement of substitute regulatory approvals or (ii) provide Regeneron with access to, and grant Regeneron the right and license to use and to reference, such Regulatory Filings, Regulatory Approvals and Marketing Approvals;
(b)    provide Regeneron with copies of (i) all material correspondence between MTPC and Regulatory Authorities with respect to Regulatory Filings, Regulatory Approvals and Marketing Approvals for Products and (ii) all other clinical and non-clinical data, records and tabulations, in all such cases with respect to Products, that MTPC holds as of the date of termination with respect to Products;
(c)    assign to Regeneron all agreements specific to the conduct of clinical trials for Product (to the extent assignable and excluding any such agreements that also involve clinical trials for other MTPC products that are not Products), including agreements or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

contracts with contract research organizations, clinical sites and investigators, between MTPC and any Third Party, subject to any consent required by such Third Party, which consent MTPC will use Commercially Reasonable Efforts to obtain on behalf of Regeneron; and
(d)    provide Regeneron with copies of all reports and data obtained by MTPC or its Affiliates pursuant to this Agreement regarding the Development or Commercialization of Products, including any MTPC Clinical Data. MTPC hereby acknowledges and agrees that Regeneron will not be obligated to treat any information received pursuant to this Section 15.9.2(d) as MTPC Confidential Information and may use such information, data and Know-How for any purpose at Regeneron’s discretion.
As promptly as possible after any such termination, MTPC will execute any and all documents of any Regulatory Authorities, so as to allow Regeneron to make immediate use of any data, records, and Regulatory Filings, Regulatory Approvals and Marketing Approvals transferred by MTPC to Regeneron pursuant to this Section 15.9.2.
15.10    Effect of Certain Terminations of this Agreement for Regeneron’s Cause. Upon the termination of this Agreement by MTPC for breach or insolvency by Regeneron pursuant to Section 15.5, the following provisions of this Section 15.10 will apply:
15.10.1    Regeneron will return the originals and any copies of MTPC’s Confidential Information; provided, that, Regeneron may retain copies of any Confidential Information that is subject to continuing rights hereunder and one copy of MTPC’s Confidential Information for the purposes of legal archives and monitoring its obligations hereunder and exercising any surviving rights and complying with Applicable Laws;
15.10.2    Regeneron will not be relieved of any liability or obligation of Regeneron that accrued, or which arose during or relates to any period, prior to the effective date of such expiration or termination, including any payment obligations; and
15.10.3     MTPC will, in the manner and within the timeframes requested by Regeneron, (i) cease conducting any Development and Commercialization activities with respect to Product and (ii) discontinue making any representation regarding its status as a Development and Commercialization collaborator with the ability to distribute the Product in the Field in the Territory, subject, in either such case, to requirements of Applicable Laws and to a reasonable wind-down and transition period (not to exceed ninety (90) days).
15.11    Remedies Cumulative and Nonexclusive. All of the non-breaching Party’s remedies will be cumulative, and the exercise of one remedy hereunder by the non-breaching Party will not be deemed to be an election of remedies.
15.12    Survival. The Sections 2.6, 2.7 (excluding the first sentence), 2.9.2, 2.10, 3.9, 4.5.1, 5.2.1(c), 7.7, 7.8, 9.2, 9.3, 10.1, 12.4, 13.3(g), 13.5, 13.6, 13.7, and Articles XI, XIV, XV, XVI and XVII, will survive any expiration or termination of this Agreement and remain in full force and effect in accordance with their terms.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ARTICLE XVI
DISPUTE RESOLUTION
16.1    Resolution of Disputes. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to comply with the procedures set forth in this Agreement to use all reasonable efforts to facilitate the resolution of such disputes in an expedient manner by mutual agreement.
16.1.1    Governance Disputes and Audit Disputes. Governance Disputes shall be resolved pursuant to Article III and disputes referred to in Section 9.3 shall be resolved in accordance therewith.
16.1.2    Legal Disputes.
(a)    “Legal Dispute” shall mean any dispute, controversy or claim related to compliance with this Agreement or the validity, breach, termination or interpretation of this Agreement.
(b)    The Parties agree that they shall use all reasonable efforts, through their participation in the JSC in the first instance, to resolve any Legal Dispute arising after the Effective Date by good faith negotiation and discussion.
(c)    In the event that the JSC is unable to resolve any such Legal Dispute within ten (10) Business Days (but excluding any scheduled corporate holidays at either Party’s head office) of receipt by a Party of Notice of such Legal Dispute, either Party may submit the Legal Dispute to the Executive Officers for resolution. In the event the Executive Officers are unable to resolve any such Legal Dispute within ten (10) Business Days (but excluding any scheduled corporate holidays at either Party’s head office), the Parties shall be free to pursue any rights and remedies available to them at law, in equity or otherwise, subject, however, to Section 16.4 and Section 17.2.
16.2    No Waiver. Nothing in this Article XVI or elsewhere in this Agreement shall prohibit either Party from seeking and obtaining immediate injunctive or other equitable relief if such Party reasonably believes that it will suffer irreparable harm from the actions or inaction of the other.
16.3    Continued Performance. Pending resolution of any Dispute covered by this Article XVI, both Parties will continue their performance under this Agreement of any obligations (including payment obligations) that are not the subject of such Dispute.
16.4    Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed under the substantive laws of the State of New York, U.S.A., without reference to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction. Without limiting the exclusivity of the alternative dispute resolution provisions of Sections 16.1 through 16.3 the Parties consent to the non-exclusive personal jurisdiction and venue of the courts located in the Federal District of Hawaii.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ARTICLE XVII
OTHER PROVISIONS
17.1    Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement, other than the obligation to make monetary payments, and neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides Notice thereof to the other Party. Such excuse will be continued so long as the condition constituting a force majeure event continues and the nonperforming Party uses reasonable efforts to remove the condition. For purposes of this Agreement, a force majeure event will include conditions beyond the reasonable control and without the fault of a Party, such as an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, an act of terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, inability to procure necessary raw materials in a commercially reasonable manner or default of suppliers or sub-contractors; provided, however, the payment of invoices due and owing hereunder may not be delayed by the payor because of a force majeure affecting the payor.
17.2    Exclusions of Consequential Damages. EXCEPT IN THE CASE OF BREACH OF SUCH PARTY’S OBLIGATIONS UNDER ARTICLE XI OR INDEMNIFICATION OF THIRD PARTY CLAIMS PURSUANT TO ARTICLE XIV, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAD PRIOR NOTICE THEREOF.
17.3    Assignment. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the prior written consent of the other Party; provided, however, that subject to Section 15.4, either Party may assign this Agreement in its entirety without such consent, to any of its Affiliates, to any purchaser of all, or substantially all, of its assets for the business to which this Agreement relates or to any successor corporation resulting from any merger, consolidation, share exchange, or other similar transaction, and provided further that either Party may assign or sell its rights to receive any amounts due hereunder. This Agreement will inure to the benefit of MTPC and Regeneron and their respective successors and permitted assigns. Any assignment of this Agreement that is not made in accordance with this Section 17.3 shall be null and void and of no legal force or effect.
17.4    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) frustrates the purpose of this Agreement (in which case the Parties will attempt to replace such invalidated provision with an

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

enforceable provision that most clearly implements such purpose). The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.
17.5    Notices. All notices, consents, approvals and other legally operative communications that are required or permitted hereunder (“Notice”) will be in writing in the English language and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
Regeneron Ireland
Europa House
Block 9 Harcourt Street
Harcourt Street
Dublin 2
Ireland
Attention: Director
Copy: Secretary
Tel: +353 1 411 2207
Fax: +353 (0) 1 686 4924

Mitsubishi Tanabe Pharma Corporation
3-2-10, Dosho-machi, Chuo-ku,
Osaka 541-8505, Japan
Attention: General Manager, Business Development Department
Tel: +81-6-6205-5321
Fax: +81-6-6205-5289
or to such other address as the Party to whom Notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed delivered (i) if sent by mail, as aforesaid, on the date upon which the return receipt is signed or delivery is refused or the Notice is designated by the postal authorities as not deliverable, as the case may be, (ii) if sent by facsimile, as aforesaid, when sent (with confirmation of receipt), and (iii) if sent by courier or hand delivered, as aforesaid, when received. The cost of any translation into English of any communication, document or Notice will be borne solely by the Party providing such communication, document or Notice.
17.6    Entire Agreement; Amendments. This Agreement, the Clinical Supply Agreement (when executed), the Commercial Supply Agreement (when executed), the Quality Agreement (when executed) and the Safety Agreement (when executed) contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement, the Clinical Supply Agreement, the Commercial Supply Agreement, the Quality Agreement and the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Safety Agreement. Except as expressly set forth in this Agreement, this Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.
17.7    Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.
17.8    Independent Contractors. It is expressly agreed that Regeneron and MTPC will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Regeneron nor MTPC will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior consent of the other Party.
17.9    Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
17.10    Counterparts. This Agreement may be executed in identical duplicate copies exchanged by facsimile or e-mail (in PDF format) transmission. Each identical counterpart will be deemed an original, but all of which together will constitute one and the same instrument.
17.11    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.
17.12    Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended or will be construed to confer upon or to give to any Third Party any rights or remedies by reason of this Agreement. Except as otherwise expressly provided in this Agreement, there are no intended Third Party beneficiaries under or by reason of this Agreement.
17.13    Further Assurances. Upon the other Party’s request hereunder, each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
17.14    Construction of Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “day” or “year” means a calendar day or calendar year unless otherwise specified; (iii) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other legally operative communications contemplated under this Agreement; (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including all Appendices); (v) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (vi) provisions that require that a Party, the Parties or any committee or team hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

and in writing, whether by written agreement, letter, approved minutes or otherwise; (vii) words of any gender include the other gender; (viii) references to any specific Applicable Law or article, section or other division thereof shall be deemed to include the then-current amendments thereto or any replacement Applicable Law thereof; and (ix) references to either Party include the successors and permitted assigns of that Party. If the terms of this Agreement conflict with the terms of any Appendix, then the terms of this Agreement will govern.
[Remainder of this page is intentionally left blank.]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IN WITNESS WHEREOF, the Parties have executed this Collaboration Agreement to be effective as of the Effective Date.
MITSUBISHI TANABE PHARMA    REGENERON IRELAND
CORPORATION

By:	/s/ Masayuki Mitsuka	By:	/s/ Niall O'Leary
Name:	Masayuki Mitsuka, Ph.D.	Name:	Niall O'Leary
Title:	President & Representative Director	Title:	Executive Director - Site Head
Chief Executive Officer

[Signature Page to Collaboration Agreement]
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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Approved MTPC Distributor/Contractor Appendix

1. MTPC Distributors

Name	Registered office
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

2. MTPC Contractors

Name	Registered office
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
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[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Regulatory and Development Document Appendix
A) The following documents, modules and materials, “Time Sensitive Regulatory Documents”, are to be provided to Regeneron in English, [***], but in no event later than [***] Business Days prior to submission to the applicable Regulatory Authority. Regeneron shall use good faith efforts to respond within no more than [***] Business Days of receipt of such materials and MTPC will use good faith efforts to incorporate Regeneron’s comments.

Time Sensitive Regulatory Documents include:
[***]

B) The following documents and materials are to be provided to Regeneron in English, [***].
[***]

C) The following documents and materials are to be provided in English at each meeting of the JDC: [***]

Additional documents or materials may be added to this list upon mutual agreement of the Parties or the approval of any Committee.

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Summary of Initial Territory Development Plan Appendix
[***]

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Inventory Report Appendix

[***]

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Purchase Price Adjustment Appendix

[***]

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